MORRIS COMPANIES, INC.


                                     Landlord

                                        to


                                 GUEST SUPPLY, INC


                                      Tenant

                                AGREEMENT OF LEASE



                                     Premises:

                                   Kennedy Drive
                              Township of Sayreville
                                County of Middlesex
                                State of New Jersey

Table of Contents

1.   Leased Premises, Term, Extension Rights                            1
2.   Rents                                                              7
3.   Completion and Occupancy of the Leased Premises                   14
4.   Subordination                                                     26
5.   Use of the Leased Premises                                        28
6.   Representations                                                   30
7.   Landlord Not Liable for Failure of Water Supply, Etc.             34
8.   Repairs, Replacement  and  Maintenance                            34
9.   Compliance  with  Requirements  of Public Authorities             37
10.  Utilities                                                         39
11.  Net Lease, Non-Terminability                                      41
12.  Insurance                                                         42
13.  Fire or Casualty                                                  45
14.  Self Help                                                         47
15.  Bankruptcy, Insolvency, Reorganization, Liquidation, or
     Dissolution of Tenant                                             48
16.  Default Clauses                                                   50
17.  Remedies                                                          52
18.  Indemnity                                                         55
19.  Mechanics' Liens                                                  56
20.  Condemnation                                                      57
21.  Arbitration                                                       59
22.  Shoring                                                           60
23.  Waiver of Redemption                                              60
24.  Security Deposit                                                  60
25.  Covenant of Quiet Enjoyment                                       62
26.  Non-Merger                                                        63
27.  Waiver of Counterclaim and Jury Trial                             63
28.  Assignment and Subletting                                         64
29.  Notices                                                           67
30.  Broker                                                            68
31.  Waivers and Surrenders to be in Writing                           68
32.  Landlord's Rights and Remedies Cumulative                         69
33.  Surrender at the End of Term                                      69
34.  Sale or Conveyance of Leased Premises, Limits of Liability of
     Landlord, Consents                                                70
35.  Alterations                                                       71
36.  Parties to Furnish Statements                                     74
37.  Access by Landlord                                                75
38.  Sprinkler                                                         76

(i)




39.  Covenants Binding on Successors and Assigns                       76
40.  Entire Agreement, Modifications                                   77
41.  Unavoidable Delays                                                77
42.  Certain Definitions and Rules of  Construction                    77
43.  Short Form of Lease                                               84

EXHIBITS

Exhibit A -  Site Description
Exhibit B -  Floor Plan
Exhibit C -  Permitted Encumbrances
Exhibit D -  Specifications
Exhibit E -  Estoppel Certificate
Exhibit F -  Construction Schedule
Exhibit G-   Tenant Fixturing Work
Exhibit H -  Form of Non-Disturbance
Exhibit I -  Form of Memorandum of Lease

This Table of Contents is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

(ii)





                                AGREEMENT OF LEASE

          AGREEMENT OF LEASE dated as of the 16th day of March 1995, made by and between MORRIS COMPANIES, INC. a New Jersey corporation having an office at 535 Secaucus Road, Secaucus, New Jersey 07094 (hereinafter called "Landlord") and GUEST SUPPLY,INC., a New Jersey corporation, having an office at 730 U.S. Highway No. 1, North Brunswick, New Jersey (hereinafter called "Tenant").

                                    Witnesseth:

                                     ARTICLE 1
                          DEMISE, TERM, EXTENSION RIGHTS

     1.1 "Leased Premises" shall mean all that certain land (the Land) located at Kennedy Drive in the Township of Sayreville, County of Middlesex and State of New Jersey, as more particularly described on Exhibit A annexed hereto together with all buildings, parking lots, driveways, walkways and other improvements of any kind now or hereafter situated thereon, including, without limitation a 225,831 square foot warehouse/office building to be constructed on the Land described on Exhibit "B", annexed hereto (the "Building") together with the exclusive benefit of all rights, appurtenances, privileges, easements, rights of ingress or egress, licenses or hereditaments now or hereafter belonging or appertaining to any of the foregoing.

     Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby hires the Leased Premises from Landlord, upon, and subject to, the terms, covenants and conditions contained in this lease. The letting of the Leased Premises to Tenant hereunder is made expressly subject to:

     (a) those matters, relating to Landlord's title in and to the Leased Premises, set forth on Exhibit "C", annexed hereto (the "Permitted Exceptions")

     (b) those conditions, relating to the subordination of this lease and the delivery of subordination, non-disturbance and attornment agreements, set forth below in Article 4.

     (c) subject to the representations, warranties and covenants of Landlord herein, all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction.

     1.2 The initial term of Tenant's leasehold estate in and to the Leased Premises (herein called the "Initial Term") shall:

     (a) commence on the date (herein called the "Term Commencement Date") of Substantial Completion (as defined in Section 3.6) as specified in a notice (the
 Preliminary Substantial Completion Notice ) given by Landlord to Tenant, which date shall not be less than sixty (60) days following the date Landlord shall have delivered to Tenant the Preliminary Substantial Completion Notice; and

     (b) expire on the date (herein called the "Expiration Date") that shall be ten (10) years following the last day of the month in which the day preceding the Term Commencement Date occurs, unless the Term shall sooner terminate or expire as herein provided.

Notwithstanding the foregoing, if Substantial Completion is not achieved: (i) on the date set forth in the Preliminary Substantial Completion Notice, or (ii) if the Term Commencement Date actually occurs more than eleven (11) months after the satisfaction of the Requirements (as hereinafter defined), then the Term Commencement Date shall be adjusted to be the date on which Substantial Completion is achieved and Tenant shall be given a rent credit of one day for each day that the Term Commencement Date occurs after (x) the date that was specified in the Preliminary Substantial Completion Notice or (y) the eleventh
(11th) month as the case may be. for example, if the Term Commencement Date specified in the Preliminary Substantial Completion Notice was March 1, 1996 and the actual Term Commencement Date was April 1, 1996 or if Landlord achieved Substantial in twelve (12)months, Tenant would receive a thirty (30) day rent credit to be applied to rent due and payable from and after the Rent Commencement Date (as hereinafter defined).

     This clause shall be applied so that Tenant shall receive the benefit of the maximum credit, i.e., if the date set forth in the Preliminary Substantial Completion Notice is prior to the final day of the eleventh (11th) month, the rent credit shall be calculated from that date and vice versa.

1.3  Intentionally Omitted.

     1.4. Tenant shall have the right (herein called the "First Extension Right') to extend the term of this lease for an additional period (herein called the "First Extension Period') of five (5) years, commencing on the day after the expiration of the Initial Term and expiring on the date (herein called the "First Extension Period Expiration Date") that shall be fifteen (15)years following the last day of the month in which the day preceding the Commencement Date occurs (unless the Term shall sooner terminate or expire as herein provided), provided, and on the conditions, that:

                    (a) Tenant shall give Landlord written notice of its exercise of the First Extension Right (herein called the "First Extension Notice") on or before the date that is nine (9) months preceding the last day of the Initial Term; and

                    (b) this lease shall be in full force and effect on the date upon which Tenant shall give the First Extension Notice to Landlord.



In the event that both of the foregoing conditions shall be satisfied, then:

                    (i) the term of this lease shall be deemed to be extended for the First Extension Period upon all of the same terms, covenants and conditions as are applicable during the Initial Term, except:

                         (x)  for any of such terms, covenants and/or conditions
that are expressly, or by their nature, inapplicable to the First Extension Period; and
                         (y)  the "Fixed Net Rent" (as such term is defined in
Section 2. 1) payable during the First Extension Period shall be as set forth in subsection (iv) of Section 2. 1(a); and

                    (ii) the term "Expiration Date", as used in this lease, shall be deemed to be redefined to refer to the First Extension Period Expiration Date and not to the date specified as the "Expiration Date" in
Section 1.2.

Conversely, in the event that either of the foregoing conditions shall not be satisfied, the First Extension Right and the "Second Extension Right", "Third Extension Right" and "Fourth Extension Right" (as such terms are defined below) shall each cease and expire, and Tenant shall have no further right to extend the term of this lease.

     1.5 Tenant shall have the right (herein called the "Second Extension Right') to extend the term of this lease for an additional period (herein called the "Second Extension Period') of approximately five (5) years, commencing on the day after the First Extension Period Expiration Date and expiring on the date (herein called the "Second Extension Period Expiration Date") that shall be twenty (20) years following the last day of the month in which the day preceding the Commencement Date occurs (unless the Term shall sooner terminate or expire as herein provided), provided, and on the conditions, that:

               (a) Tenant shall have effectively exercised the First Extension Right in accordance with the provisions of Section 1.4 above;

               (b) Tenant shall give Landlord written notice of its exercise of the Second Extension Right (herein called the "Second Extension Notice") on or before the date that is nine (9) months preceding the First Extension Period Expiration Date; and

               (c) this lease shall be in full force and effect on the date upon which Tenant shall give the Second Extension Notice to Landlord.

In the event that all of the foregoing conditions shall be satisfied, then:

                    (i) the term of this lease shall be deemed to be extended for the Second Extension Period upon all of the same terms, covenants and conditions as are applicable during the First Extension Period, except:

                    (x) for any of such terms, covenants and/or conditions that are expressly, or by their nature, inapplicable to the Second Extension Period; and
                    (y) the Fixed Net Rent payable during the Second Extension Period shall be as set forth in subsection (v) of Section 2.1 (a); and

               (ii) the term "Expiration Date", as used in this lease, shall be deemed to be redefined to refer to the Second Extension Period Expiration Date and not to the date specified as the "Expiration Date" in Section 1.2 as modified by subsection (ii) of Section 1.4.

Conversely, in the event that any of the foregoing conditions shall not be satisfied, the Second Extension Right, Third Extension Right and Fourth Extension Right shall cease and expire, and Tenant shall have no further right to extend the term of this lease.

     1.6 Tenant shall have the right (herein called the "Third Extension Right') to extend the term of this lease for an additional period (herein called the "Third Extension Period') of approximately five (5) years, commencing on the day after the Second Extension Period Expiration Date and expiring on the date (herein called the "Third Extension Period Expiration Date") that shall be twenty-five (25) years following the last day of the month in which the day preceding the Commencement Date occurs (unless the Term shall sooner terminate or expire as herein provided), provided, and on the conditions, that:

               (a) Tenant shall have effectively exercised the Second Extension Right in accordance with the provisions of Section 1.5 above;

               (b) Tenant shall give Landlord written notice of its exercise of the Third Extension Right (herein called the "Third Extension Notice") on or before the date that is nine (9)months preceding the Second Extension Period Expiration Date; and
               (c) this lease shall be in full force and effect on the date upon which Tenant shall give the Third Extension Notice to Landlord.

In the event that all of the foregoing conditions shall be satisfied, then:

                    (i) the term of this lease shall be deemed to be extended for the Third Extension Period upon all of the same terms, covenants and conditions as are applicable during the Second Extension Period, except:

                    (x) for any of such terms, covenants and/or conditions that are expressly, or by their nature, inapplicable to the Third Extension Period; and
                    (y) the Fixed Net Rent payable during the Third Extension Period shall be as set forth in subsection (v) of Section 2.1 (a); and

               (ii) the term "Expiration Date", as used in this lease, shall be deemed to be redefined to refer to the Third Extension Period Expiration Date and not to the date specified as the "Expiration Date" in Section 1.2 as modified by subsection (ii) of Section 1.5.

Conversely, in the event that any of the foregoing conditions shall not be satisfied, the Third Extension Right shall cease and expire, and Tenant shall have no further right to extend the term of this lease.

     1.7 Tenant shall have the right (herein called the "Fourth Extension Right') to extend the term of this lease for an additional period (herein called the "Fourth Extension Period') of approximately five (5) years, commencing on the day after the Third Extension Period Expiration Date and expiring on the date (herein called the "Fourth Extension Period Expiration Date") that shall be thirty (30) years following the last day of the month in which the day preceding the Commencement Date occurs (unless the Term shall sooner terminate or expire as herein provided), provided, and on the conditions, that:

               (a) Tenant shall have effectively exercised the Third Extension Right in accordance with the provisions of Section 1.6 above;

               (b) Tenant shall give Landlord written notice of its exercise of the Fourth Extension Right (herein called the "Fourth Extension Notice") on or before the date that is nine (9) months preceding the Third Extension Period Expiration Date; and

               (c) this lease shall be in full force and effect on the date upon which Tenant shall give the Fourth Extension Notice to Landlord.

In the event that all of the foregoing conditions shall be satisfied, then:

                    (i) the term of this lease shall be deemed to be extended for the Fourth Extension Period upon all of the same terms, covenants and conditions as are applicable during the First Extension Period, except:

                    (x) for any of such terms, covenants and/or conditions that are expressly, or by their nature, inapplicable to the Fourth Extension Period;and

                    (y) the Fixed Net Rent payable during the Fourth Extension Period shall be as set forth in subsection (v) of Section 2.1 (a); and

               (ii) the term "Expiration Date", as used in this lease, shall be deemed to be redefined to refer to the Fourth Extension Period Expiration Date and not to the date specified as the "Expiration Date" in Section 1.2 as modified by subsection (ii) of Section 1.6.

Conversely, in the event that any of the foregoing conditions shall not be satisfied, the Fourth Extension Right shall cease and expire, and Tenant shall have no further right to extend the term of this lease.

     1.8 Landlord shall proceed in good faith and with due diligence to obtain final non-appealable site plan approval, as well as all other governmental approvals (other than building permits), that shall permit the use and operation of the Leased Premises as an office/warehouse facility in accordance with the Performance Specifications (as hereinafter defined) and to obtain fee simple title to the Leased Premises, subject only to the Permitted Exceptions or designate a party, wholly owned by the sole shareholders of Morris Companies, Inc., to obtain fee simple title to the Leased Premises, subject only to the Permitted Exceptions (herein collectively called the Requirements ) by
November 30, 1995 (herein called the Tenant'sOutside Date ). Should Landlord designate a party, wholly owned by the sole shareholders of Morris Companies, Inc., to obtain fee simple title to the Leased Premises, such designee shall assume all of the Landlord's obligations under this Lease. Tenant shall fully cooperate with Landlord, at Landlord's sole cost and expense, to the extent reasonably required by Landlord in connection with Landlord's efforts to satisfy the Requirements. In the event that Landlord shall fail to satisfy all of the Requirements by Tenant's Outside Date, Tenant shall have the right (herein called Tenant's Termination Right ), as its sole remedy for such failure and without payment of any cost or expense to Landlord, to terminate this lease by giving written notice of such termination (herein called Tenant'sTermination Notice ) to Landlord at any time within five (5) days following Tenant'sOutside Date.

In the event that Tenant shall exercise Tenant'sTermination Right within the time and in the manner hereinabove provided, then, provided that Tenant shall have fully cooperated with Landlord as aforesaid, this Lease shall terminate and expire on the date upon which Landlord shall receive or refuse Tenant s Termination Notice, and neither party shall have any further obligation or liability to the other except as expressly set forth herein. If however, either:

          (i) Tenant does not exercise Tenant'sTermination Right within the time and in the manner hereinbefore set forth; or

          (ii) Tenant shall not have fully cooperated with Landlord as aforesaid,

then Tenant'sTermination Right shall cease and expire, and Tenant shall have no further right to terminate this lease pursuant to this Section 1.8. Conversely, in the event that Landlord shall fail to satisfy all of the Requirements by July 1, 1996 (herein called Landlord's Outside Date ), Landlord shall have the right (herein called Landlord's Termination Right ) to terminate this lease by giving written notice of such termination (herein called Landlord's Termination Notice ) to Tenant at any time within five (5) days following Landlord's Outside Date , but before the date upon which Landlord shall satisfy all of the Requirements. In the event that Landlord shall exercise Landlord's Termination Right within The time and in the manner hereinabove provided, then, provided that Landlord shall have proceeded in good faith and with reasonable diligence to satisfy all of the Requirements, this lease shall terminate and expire on the date upon which Tenant shall receive or refuse Landlord's Termination Notice, and neither party shall have any further obligation or liability to the other except as exPressly set forth herein. If, however, either:

          (x) Landlord does not exercise Landlord's Termination Right within the time and in the manner hereinbefore set forth; or

          (y) Landlord shall not have proceeded in good faith and with reasonable diligence to satisfy all of the Requirements,

then Landlord's Termination Right shall cease and expire, and Landlord shall have no further right to terminate this lease pursuant to this Section 1.8.

                                     ARTICLE 2
                                       RENTS

     2.1 Rents. The "rents" reserved under this lease shall be payable in lawful money of the United States that shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and shall consist of the aggregate of:

          (a) "Fixed Net Rent", as follows (subject, however, to the further provisions of this Section 2.1):

          (i) During Lease Years one through three annual fixed rental in the amount of $925,907.10 (calculated on the basis of 225,831 square feet at the annual rate of $4.10 per square foot).

          (ii) During Lease Years four through six annual fixed rental in the amount of $982,364.85 (calculated on the basis of 225,831 square feet at the annual rate of $4.35 per square foot).

          (iii) During Lease Years seven through ten annual fixed rental in the amount of $1,061,405.70 (calculated on the basis of 225,831 square feet at the annual rate of $4.70 per square foot).

          (iv) During Lease Years eleven through fifteen annual fixed rental equal to the Fair Market Value but no less than $1,043,339.22 (calculated on the basis of 225,831 square feet at the annual rate of $4.62 per square foot); provided however, that the annual fixed rental shall not exceed $1,199,162.61 (calculated on the basis of 225,831 square feet at the annual rate of $5.31 per square foot

          (v) During Lease Years sixteen through twenty annual fixed rental equal to the Fair Market Value but no less than the fixed rental paid for the prior period; provided, however, that the annual fixed rental shall not exceed the annual fixed rental for the prior period by more than 15%.

          (vi) During Lease Years twenty-one through twenty-five annual fixed rental equal to the Fair Market Value but no less than the fixed rental paid for the prior period; provided, however, that the annual fixed rental shall not exceed the annual fixed rental for the prior period by more than 20%.

          (vii) During Lease Years twenty-six through thirty annual fixed rental equal to the Fair Market Value but no less than the fixed rental paid for the prior period; provided, however, that the annual fixed rental shall not exceed the annual fixed rental for the prior period by more than 20%.

     "Fair Market Value" shall mean 95% of the fair market value net, net, net rent for the Leased Premises per annum. Fair Market Value of the Leased Premises shall be determined by appraisal for the square footage of the Leased Premises. The Fair Market Value shall be determined by Landlord and Tenant in the first instance. If Landlord and Tenant have not agreed on the Fair Market Value at least eight (8) months prior to the commencement of any extension period each party shall appoint one M.A.I. appraiser to determine fair market rental value of the Leased Premises. If either party fails to appoint an appraiser, the other party's appraisal shall be final. Within thirty (30) days of their appointment, each appraiser shall submit its appraisal. If the difference in the two appraisals shall not exceed ten (10%) percent of the fixed net rent for the prior term, then the parties shall split the difference between the appraisals; and such amount shall be the Fair Market Value for any extension period. If the difference between the two appraisals shall exceed ten (10%) percent of the fixed net rent for the prior term, then the two appraisers shall, within ten (10) days, appoint a third appraiser with an M.A.I. designation to perform the third appraisal, to be performed within thirty (30) days thereafter. The Fair Market Value shall be determined by the third appraiser, selecting the appraisal of the first appraiser or second appraiser as the Fair Market Value. Any appraiser that is designated under this Lease shall have a specialty in commercial appraisals for similar leasehold estates and shall have at least 10 years experience.

          (b) "additional rent", consisting of all such sums, charges, costs, expenses and other sums of money (other than the Fixed Net Rent) as Tenant shall assume or agree to pay under, or pursuant to, this lease (regardless of whether to Landlord or to a third party), for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed
Net Rent.

Tenant shall pay the Fixed Net Rent reserved herein, as well as the items of additional rent assumed or payable by Tenant pursuant hereto or hereunder, promptly, without demand therefor, and without any abatement, suspension, setoff, or deduction of any kind whatsoever in equal monthly installments throughout the Term, due in advance on the first day of each month during the Term, commencing with the Rent Commencement Date (as hereinafter defined), at the office of Landlord or at such other place as Landlord may designate by giving written notice thereof to Tenant, except that the installment of Fixed Net Rent for the month in which the Rent Commencement Date shall occur shall be due on the Rent Commencement Date, regardless of whether the Rent Commencement Date is the first day of a month (which installment shall be prorated if the Rent Commencement Date is other than the first day of a month). For purposes hereof, the Rent Commencement Date shall be the date which is fifteen (15) days following the actual Term Commencement Date; provided however that the Rent Commencement Date shall not under any circumstances be a date prior to March 1, 1996.

     2.2 Tenant's Tax Payment. The following terms shall have the following meanings:

          (a) "Taxes" shall mean the real estate taxes, impositions, assessments, special assessments, charges, water and sewer charges, rents, levies and sums of every kind or nature whatsoever imposed by governmental authorities, extraordinary as well as ordinary, whether or not now or within the contemplation of the parties, and each and every installment thereof, as shall at any time during the Term be imposed upon, or become a lien with respect to, the Leased Premises and/or any part thereof and/or upon any sidewalk or street in front of or adjacent to the same (regardless of whether the same shall constitute one or more tax lots and regardless of whether the same shall be payable by Landlord, or otherwise) (the "Tax Premises"). Notwithstanding the foregoing, however, if, at any time during the Term, the methods of taxation applicable to the Tax Premises shall be altered (by agreement or otherwise) so that, in lieu of, as an addition to, or as a substitute for the whole or any part of the taxes, assessments, special assessments, charges, water and sewer charges, rents, levies or sums now levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed:

               (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom;

               (ii) a tax, assessment, levy, imposition or charge measured by, or based in whole or in part upon, the Tax Premises and imposed upon Landlord;

               (iii) a license fee measured by the rents payable by Tenant to Landlord; and/or

               (iv) a payment obligation on the part of Landlord to any governmental authority or authorities of the nature of a so called "payment in lieu of taxes",

then all such taxes, assessments, levies, impositions, charges, fees and/or payment obligations, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. Notwithstanding the foregoing, however, the term "Taxes", for the purposes hereof, shall exclude:
               (w) any gift, inheritance, estate, franchise, income, profits, capital, or similar tax imposed upon Landlord, unless such tax shall be imposed or levied upon, or with respect to, the rents payable to Landlord by the tenants of the Tax Premises (including, without limitation, Tenant) in lieu of the Taxes described above, in which event such tax(es) so imposed shall be included within the term "Taxes" for purposes hereof to the extent of the amount thereof computed as if the Tax Premises were the only property owned by Landlord; and

               (x) any amount directly attributable to the cost or deferred cost of construction of the improvements on the Land or any off-site improvements to service the Land;

     With respect to any general or special assessments that may be levied against or upon the Tax Premises, or that, under the laws then in force, may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and any interest due thereon shall be included within the term "Taxes" for purposes hereof.

          (b) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

Landlord represents and warrants to Tenant that there are currently no local improvement districts, special assessments, or state or local impact fees that are assessed against, encumber or affect the Tax Premises, and, to Landlord's knowledge, none of the foregoing are pending or threatened, and there are no agreements relating to any such improvement districts, special assessments or state or local impact fees to which Landlord, or any affiliate or predecessor of Landlord, is a party.

     2.3 Tenant shall pay to Landlord as additional rent hereunder the Taxes (herein called "Tenant's Tax Payment"). Tenant's Tax Payment shall be paid by Tenant to Landlord on the same periodic basis (including, without limitation, in the same installments, if applicable) upon which the Taxes shall be payable by Landlord to the applicable governmental authorities. Each such payment or installment on account of Tenant's Tax Payment shall be paid by Tenant to Landlord within ten (10) days after receipt of a demand from Landlord therefor, which demand shall not be made by Landlord more than twenty (20) days prior to the due date of the corresponding payment or installment on account of Taxes payable by Landlord. However, if, and for so long as, the Taxes shall be payable by Landlord to the applicable governmental authorities (or to any superior mortgagee or to any other superior lessor) on a monthly basis, then, notwithstanding the foregoing, Tenant's Tax Payment shall be payable by Tenant to Landlord on a similar monthly basis without demand from Landlord. Tenant's Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term.

     2.4 If Landlord elects not to do so, Tenant shall be eligible to institute tax certiorari or other proceedings to contest the assessed valuation of the Tax Premises or any portion thereof and/or otherwise to contest the amount of Taxes payable with respect to any or all of the same on behalf of and in the name of Landlord.

     2.5  Deleted Prior to Execution.

     2.6-2.8 Intentionally Omitted.

     2.9 Additional Rent. The following terms shall have the following meanings:

          (a) "Building Expenses" shall mean any and all reasonable costs and expenses (and the taxes thereon, if any) incurred by or on behalf of Landlord with respect to the ownership, operation, repair, replacement, management and maintenance of the Building, to the extent that such costs or expenses are in respect of services requested by Tenant to be performed by Landlord which are otherwise to be performed at Tenant'scost hereunder or to the extent that such cost or expense is paid or incurred by Landlord after an Event of Default occurs in respect of any of Tenant'sobligations for payment of any repair, maintenance or replacement costs under Article 8 of the Lease, including the following:

               (i) the cost of insurance coverage carried by Landlord pursuant to Section 12.2 with respect to the Building;

               (ii) maintenance and repair of the Building and the fixtures and equipment servicing same (including, without limitation, all charges for service contracts with respect thereto) only to the extent that such services are requested to be performed by Landlord or an Event of Default occurs in respect of Tenant'sobligations under Article 8 of this lease;

               (iii) repairs, replacements and maintenance of the sprinkler system servicing the Building only to the extent that such services are requested to be performed by Landlord or an Event of Default occurs in respect of Tenant'sobligations under Article 8 of this lease;

               (iv) personal property taxes (or other similar taxes, however, denominated) payable by Landlord for any equipment or other facilities excluding equipment or facilities relating to Landlord's Work or Landlord's obligation under Article 8 of the Lease;

               (v) except as otherwise provided for herein (and excluding specifically matters relating to Landlord's Work and the matters referred to in
2.2 (a)(x)), such levies, license and permit fees and other charges general and specific, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are, or may during the term of this lease be, assessed, levied, charged and imposed on the Building, other than as included in Taxes; and
               (vi) normal hourly rates charged by Landlord for its personnel while performing services at, or in the vicinity of, the Building only to the extent that such services are requested by Tenant to be performed by Landlord under Article 8 of this lease.

     All wages, salaries, fees and other charges included within Building Expenses shall not exceed market rates. Nothing contained in this Section 2.6, however, is intended to increase or expand the scope of any of Landlord's obligations under this lease. Notwithstanding anything to the contrary in the lease, in no event shall "Building Expenses" include all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (herein collectively called "Costs"):
          (A) any Costs occasioned by the wrongful act, negligence, or violation of requirements of public authorities by Landlord, by any other occupant of the Building, or by their respective agents, employees or contractors;

          (B) any Costs occasioned by casualties of a type covered by an all-risk property insurance policy (excluding earthquake and flood) or by other insurance carried by Landlord or occasioned by the exercise of the power of eminent domain;

          (C) any interest, charges and fees incurred on debt, any payments on mortgages or other indebtedness;

          (D)   any Costs for which Tenant reimburses Landlord directly or that

 Tenant pays directly to a third person on Landlord's behalf, and

          (E) any Costs for any act or work that is to be performed by Landlord at its sole cost and/or sole expense and/or exclusive cost or expense pursuant to any of the provisions of this lease.

          (F) legal, accounting, advertising, administrative and promotional expenses of any kind.

          (G)   depreciation.

          (H)   brokerage commissions, conveyancing and financing costs.

          (I) management contracts and salaries, wages or expenses of Landlord's employees or agents.

     (b)  "Building Expense Year" shall mean the calendar year.

     2.10 Should Tenant request Landlord to maintain and repair the Building as and to the degree provided in Section 8.3 and elsewhere herein, Tenant shall pay to Landlord, as additional rent for each Building Expense Year occurring, in whole or in part, during the Term (including, without limitation, during the First Extension Period, the Second Extension Period, Third Extension Period and Fourth Extension Period, if any), from and after the Rent Commencement Date an amount (herein called "Building Additional Rent") equal to the Building Expenses.

The Building Additional Rent shall be prorated, if necessary, to correspond with that portion of a Building Expense Year occurring within the Term. The Building Additional Rent shall be payable by Tenant to Landlord within thirty (30) days after sending notice of the same with appropriate supporting documentation reasonably sufficient to support such Building Expense (the Building Expense Notice ).

     2.11 Except as otherwise provided herein, every Building Expense Notice given by Landlord shall be conclusive and binding upon Tenant, unless Tenant shall:

          (a) notify Landlord in writing, within ninety (90) days after its receipt of such notice, that it disputes the correctness of the Building Expense Notice, which dispute notice shall specify the particular respects in which the Building Expense Notice in question is claimed to be incorrect; and

          (b) submit its dispute to a court of competent jurisdiction, within sixty (60) days after it gives such dispute notice to Landlord, if such dispute shall not theretofore be settled by agreement.

Pending the resolution of such dispute by agreement or adjudication as aforesaid, Tenant shall pay the amount of Building Additional Rent claimed to be due in such Building Expense Notice within the thirty (30) day period set forth in Section 2.12, but such payment shall be without prejudice to Tenant's position. If the dispute shall be resolved in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of Building Additional Rent, if any, resulting from its compliance with the disputed Building Expense Notice, plus interest at the Lease Rate.

          2.12 Records Relating to Taxes and Building Expenses. Any determination or redetermination of the Building Additional Rent shall be made by Landlord acting reasonably, in accordance with this lease and supported by appropriate documentation, a summary of which shall be provided to Tenant upon request. Landlord or its agents shall keep records in reasonable detail showing all expenditures made or items incurred with regard to Taxes and Building Expenses. Such records shall be available for inspection by Tenant, for purposes of verifying the amounts of the Taxes and/or the Building Expenses, during regular business hours at Landlord's office upon reasonable notice. Tenant shall also have the right to have and to make copies (at Tenant's reasonable expense) of any and all bills and vouchers relating thereto. Such records shall be available for one (1) year after the period in question.

     2.13 General. Landlord's failure during the lease term to prepare and deliver any of the statements, notices, or bills set forth in this Article 2, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent that may have become due during the term of this lease, provided that Landlord shall forfeit and surrender its rights as to an item of additional rent if demand therefor shall not be made by Landlord to Tenant within eighteen
(18) months after the expiration of the Tax Year or the Building Expense Year (as the case may be) in question. Tenant's liability for the amounts due under this Article 2 shall survive the expiration of the Term.

                                     ARTICLE 3
                  COMPLETION AND OCCUPANCY OF THE LEASED PREMISES

     3.1 Landlord shall, at its sole cost and expense, construct the Leased Premises in accordance with the provisions of this Article 3 (herein called "Landlord's Work"). Landlord agrees that Landlord's Work shall be performed and completed by Landlord at its sole cost and expense:

          (a) promptly and with due diligence in accordance with the construction schedule, annexed hereto as Exhibit F (the Construction Schedule);

          (b) in a good and workmanlike manner, using only new, first class materials;

          (c) in accordance with the Site Plan attached as Exhibit A, the Floor Plan attached as Exhibit B, the Performance Specifications and Description of Operations, attached hereto as Exhibit D (collectively, the Performance Specifications ) and Landlord's Working Drawings prepared by Landlord as set forth in Section 3.2 below and approved by Tenant as set forth in Section
3.3 below, as the same may be modified and/or revised from time to time by Tenant as set forth in Section 3.4 below and/or by Landlord as provided in
Section 3.5 below;

          (d) in compliance with all requirements of public authorities, including the requirements of the Americans with Disabilities Act;

          (e) in compliance with the provisions of all CC&Rs and other Permitted Encumbrances affecting the Leased Premises;

          (f) by no later than November 30, 1996 ( Tenant Outside Occupancy Date ), otherwise Tenant shall have the right to terminate this lease by giving notice to Landlord; provided, however, should Tenant not terminate this lease and Landlord not have achieved Substantial Completion by July 1, 1997, Landlord shall have a right to terminate this lease by giving notice to Tenant within fifteen (15) days thereafter;

          (g) and shall include the removal of all rubbish, debris and sand piles from the Leased Premises.

     3.2 (A) Landlord shall cause to be prepared at Landlord's sole cost and expense, andsubmitted to Tenant for its approval as set forth in Section 3.3 below, working drawings and design specifications for Landlord's Work that satisfy the requirements of Section 3.1 (a), (b), (c), (d), and (e) (herein collectively called "Landlord's Working Drawings and Specifications").

     (B) Without intention to limit the generality of the foregoing in any respect, Landlord shall have the right, at any time and from time to time, to give Tenant a written notice requesting that Tenant answer one or more questions, and/or make one or more choices, concerning one or more aspects of Landlord's Working Drawings and/or otherwise pertaining to Landlord's Work (herein called a "Request for Information"). If Landlord shall give a Request for Information to Tenant, the following procedures shall apply:

          (a) Tenant shall respond in writing with its answers to the questions and/or its preferences as to the choices (as the case may be) posed in such Request for Information within seven (7) business days after Tenant's receipt or refusal of delivery of the same.

          (b)  If:

               (i) Tenant shall respond in writing to a Request for Information within such seven (7) business day period; and

               (ii) Landlord shall determine that some or all of the answers and/or preferences expressed in such written response are responsive to the substance of such Request for Information and are reasonable in nature (including, without limitation, as the same shall affect the cost and/or construction time necessary to perform and complete Landlord's Work), then Tenant's answers and/or preferences expressed in such written response, to the extent that Landlord shall determine that the same are responsive and reasonable, shall constitute a supplement to the Landlord s Working Drawings and Specifications or, to the extent that the same shall conflict with the Landlord Working Drawings and Specifications as theretofore constituted, an amendment of the same.

          (c) If Tenant shall fail to respond in writing to some or all of the questions and/or requests for choices (as the case may be) contained in a Request for Information within such seven (7) business day period, Landlord shall have the right to give Tenant a further written notice (herein called a "Non-Response Notice"), which Non-Response Notice shall specify:

               (i) the questions and/or requests for choices (as the case may be) contained in the Request for Information as to which Tenant shall have failed to respond; and

               (ii) the answers that Landlord will assume and/or the choices that Landlord will adopt (as the case may be) if Tenant shall fail to respond to such Non-Response Notice in a timely fashion.

     If Tenant shall fail respond in writing to some or all of the questions and/or requests for choices (as the case may be) contained in a Non-Response Notice within three (3) business days after Tenant's receipt or refusal of delivery of the same, then the answers and/or choices (as the case may be) stated by Landlord in the Non-Response Notice shall constitute a part of the Landlord's Working Drawings and Specifications or, to the extent that the same shall conflict with the Landlord's Working Drawings and Specifications as theretofore constituted, an amendment of the same.

          (d) If Landlord shall determine that the answers given or choices made (as the case may be) in Tenant's timely response to either a Request for Information or a Non-Response Notice (as the case may be) are unresponsive and/or unreasonable in any one or more respects, then:

               (i) except as provided in subsection (e) below, such answers and/or choices shall not constitute a supplement to the Landlord's Working Drawings and Specifications and/or an amendment to the same; and

               (ii) Landlord shall have the right to give a further written notice to Tenant, requesting that Tenant again answer such questions and/or again make such choices (herein called a "Follow-Up Request"), which Follow-Up Request shall explain in reasonable detail the reasons underlying Landlord's determination that one or more of Tenant's prior answers and/or prior choices (as the case may be) were unresponsive and/or unreasonable.

     If Landlord shall elect to give a Follow-Up Request to Tenant, then the procedures established in subsections (a), (b) and (c) above, as well as in this subsection (d), shall apply to the Follow-Up Request, as if the Follow-Up Request were the initial Request for Information made hereunder, except that, in formulating its response to such Follow-Up Request, Tenant shall take into account, in good faith and in all reasonable respects, the reasons set forth by Landlord in the Follow-Up Request underlying its determination that the answers and/or choices previously provided by Tenant were unresponsive or unreasonable.

     (e) Any dispute regarding the preparation of Landlord's Working Drawings and Specifications under this Section 3.2 shall be resolved by expedited arbitration in the manner provided in Article 21. Provided that Landlord shall have acted reasonably and in good faith, Tenant's Outside Occupancy Date shall be extended by one day for each day between the date of submission to arbitration and the date upon which such dispute shall be finally resolved by expedited arbitration provided that such arbitration will actually delay completion of the Building as determined in arbitration and Landlord is the prevailing party. Landlord and Tenant shall each act in a good faith manner with respect to the conduct of such arbitration so as to obtain a resolution of their differences at the earliest possible time and thus minimize the amount of such delay.

     3.3  (A)   Provided that Tenant, its agents, employees, representatives and consultants shall consult with, advise and otherwise cooperate with Landlord as set forth in Section 3.2, Landlord shall use its reasonable, good faith efforts to deliver Landlord's Working Drawings and Specifications to Tenant within forty-five (45) days from the date hereof , (or as soon as reasonably practicable thereafter). Upon Landlord's delivery of Landlord's Working Drawings and Specifications to Tenant, the following procedures shall apply:

          (a) If Tenant shall determine that Landlord's Working Drawings and Specifications conform to the requirements set out in Section 3.1 (a), (b), (c),
(d), and (e), (as the same may be supplemented and/or amended pursuant to Section 3.2), Tenant shall give Landlord written notice of the same (herein called the "Drawings Approval Notice") as soon as practicable after Tenant's receipt or refusal of delivery of the same, but in any event within twenty (20) days after Tenant's receipt or refusal of delivery of Landlord's Working Drawings and Specifications and upon receipt of such Drawings Approval Notice, Landlord's Working Drawings and Specifications shall be deemed to be approved by, and binding upon, Tenant in all respects (subject, however, to Tenant's right to request changes in the same as provided in Section 3.4) and to constitute a part of this lease.

          (b) If, and to the extent that, Tenant shall determine that Landlord's Working Drawings and Specifications do not conform to the requirements of Section 3.1 (a), (b), (c), (d), and (e) (as the same may be supplemented and/or amended pursuant to Section 3.2) in any material respect, Tenant shall give Landlord written notice thereof (herein called the "Drawings Rejection Notice") within fifteen (15) days after Tenant's receipt or refusal of delivery of Landlord's Working Drawings and Specifications, which Drawings Rejection Notice shall set forth, in reasonable detail and in a reasonable format under the circumstances (including, without limitation, mark-ups of Landlord's Working Drawings and Specifications), the revisions and/or corrections to Landlord's Working Drawings that would cause the same to conform to the requirements of Section 3.1 (a), (b), (c), (d) and (e) (as so supplemented and/or amended) in all material respects.

          (c) If Tenant shall fail to give either a Drawings Approval Notice or a Drawings Rejection Notice to Landlord within twenty (20) days after Tenant's receipt or refusal of delivery of Landlord's Working Drawings and Specifications, then Landlord's Working Drawings and Specifications shall be deemed to be approved by, and binding upon, Tenant in all respects (subject, however, to Tenant's right to request changes in the same as provided in
Section 3.4) and to constitute a part of this lease.

          (d) If Tenant shall give a Drawings Rejection Notice to Landlord within twenty (20) days after Tenant's receipt or refusal of delivery of Landlord's Working Drawings, Landlord shall either:

               (i) give Tenant written notice within seven (7) days after Landlord's receipt or refusal of delivery of the Drawings Rejection Notice that Landlord disputes the substance of the Drawing Rejection Notice or the appropriateness of one or more of the revisions and/or corrections requested therein; or
               (ii) make the appropriate revisions or corrections to Landlord's Working Drawings and Specifications and resubmit the same to Tenant within thirty (30) days after Landlord's receipt or refusal of delivery of the Drawings Rejection Notice, whereupon the foregoing procedures shall apply to the revised Landlord's Working Drawings and Specifications, as well as to any one or more further revisions of Landlord's Working Drawings thereafter submitted by Landlord to Tenant as aforesaid, until such time as a revised version of Landlord's Working Drawings shall be deemed to be approved by Tenant as aforesaid (except that Tenant's time to respond to any revised or further revised Landlord's Working Drawings and Specifications shall be reduced to seven
(7) days).

     Any dispute regarding the preparation of Landlord's Working Drawings and Specifications under this Section 3.3, shall be resolved by expedited arbitration in the manner provided in Article 21.

     Provided that Landlord shall have acted reasonably and in good faith, Tenant'sOutside Occupancy Date shall be extended by one day for each day between the date of submission to arbitration and the date upon which such dispute shall be finally resolved by expedited arbitration provided that such arbitration will actually delay completion of the Building as determined in the arbitration and Landlord is the prevailing party. Landlord and Tenant shall each act in a good faith manner with respect to the conduct of such arbitration so as to obtain a resolution of their differences at the earliest possible time and thus minimize the amount of such delay.

Notwithstanding the time frames provided above for the review of Landlord's Working Drawings and Specifications (or revisions thereto) and for Landlord's revision of the same, the parties shall endeavor in good faith to respond to the other's submissions at the earliest practicable time under the circumstances.

     (B) Tenant's review and approval of Landlord's Working Drawings shall be for the sole purpose of determining the suitability for Tenant's use of the Landlord's Work shown thereon and not for the purpose of determining whether the same comply with the requirements of public authorities, whether the same are structurally sound, or whether the same are free from defects in specified materials or design, all of which shall be Landlord's sole responsibility. However, Tenant reserves the right (but does not accept any obligation) to reject Landlord's Working Drawings and Specifications in the event that Tenant shall reasonably determine that the same shall not so comply or comply with the Performance Specifications, that the same shall not be structurally sound, or that the same is defective in specified materials or design, which rejection shall be in writing and shall describe, in reasonable detail, the aspects of Landlord's Working Drawings and Specifications that render the same in non-compliance with the requirements of public authorities, the Performance Specifications , not structurally sound, or defective.

     3.4  (A)   Subject to the provisions of Paragraph B of this Section 3.4,
Tenant shall have the right, from time to time after the approval of Landlord's Working Drawings pursuant to Section 3.3 above, to make changes in and to the same. Within fifteen (15) days after Tenant shall request a change in Landlord's Working Drawings, Landlord shall notify Tenant in writing as to whether the change requested by Tenant will, in Landlord's reasonable and good faith judgment, entail Additional Construction Related Costs and/or additional construction time. If, in Landlord's reasonable and good faith judgment, such changes will entail Additional Construction Related Costs and/or additional construction time, such written notice shall contain Landlord's reasonable estimate of the Additional Construction Related Costs and/or additional construction time that the same will entail. If Landlord shall not so notify Tenant within such fifteen (15) day period, then:

          (a) Landlord's Working Drawings shall be deemed to be changed as set forth in Tenant's request;

          (b) Tenant shall not be obligated to pay any Additional Construction Related Costs as a result of such changes; and

          (c) Tenant's Outside Occupancy Date shall not be modified as a result thereof.

Conversely, if Landlord shall so notify Tenant that the changes will entail Additional Construction Related Costs and/or additional construction time, Tenant shall notify Landlord in writing within three (3) business days after such determination as to whether Tenant wishes to make the changes in question. If Tenant shall not so notify Landlord, it shall be conclusively deemed that Tenant has elected to withdraw the proposed change in Landlord's Working Drawings. Conversely, if Tenant shall notify Landlord that Tenant nonetheless wishes to make the change in question, then:

               (i) Landlord's Working Drawings shall be deemed to be changed as set forth in Tenant's request;

               (ii) to the extent that Landlord shall incur additional Construction Related Cost resulting from such changes, Tenant shall pay to Landlord, as and when Landlord incurs the same, the actual and direct amount of such Additional Construction Related Costs, not to exceed the amount of Landlord's estimate of the same set forth in Landlord's response to the Tenant's change request; and

               (iii) to the extent that such changes shall entail additional construction time, Tenant'sOutside Occupancy Date shall be postponed by the number of days of additional construction time actually incurred in connection with such changes, not to exceed the number of days set forth in Landlord's response to Tenant's change request.

     (B) Notwithstanding the foregoing, Landlord shall not be required to accept a change proposed by Tenant in Landlord's Working Drawings after the same shall be approved or deemed to be approved by Tenant if, as a consequence of the proposed change, either:

          (a) the reasonably anticipated delay in Tenant'sOutside Occupancy Date, when taken together with all other anticipated delays in such date occasioned by any other changes theretofore and contemporaneously proposed by Tenant under this Section 3.4, shall be in excess of thirty (30) days (it being agreed that Landlord shall use reasonable efforts to minimize any such delay, the cost of which reasonable efforts shall constitute a part of the Additional Construction Related Costs); or

          (b) due to the fact or nature of the change in question, the anticipated delay in Landlord's completion of the Building shall reasonably be expected to jeopardize Landlord's then existing financing or any commitment then in force to extend, replace and/or refinance the same.

Before Landlord shall reject a change proposed by Tenant in Landlord's Working Drawings and Specifications on a ground set forth in subsection (b) above, Landlord shall use its reasonable, good faith efforts to obtain all consents and other relief (such as, for example, additional time for the completion of the premises to be demiSed to such other tenant) that shall be necessary to remove the impediment to the making of the change in question (provided, however, that Landlord shall in no event be obligated pursuant to this Paragraph B to continue such efforts for a period in excess of fourteen (14) days). In the event that such efforts shall be successful, but the removal of such impediments shall entail additional expense, Landlord shall notify Tenant of the same in writing, setting forth Landlord's reasonable estimate of the amount of the additional expense. Tenant shall not be obligated to pay any expense unless approved in advance by Tenant. If Landlord shall so notify Tenant of any additional expense, Tenant shall notify Landlord in writing within three (3) business days thereafter as to whether Tenant continues to desire Landlord to make the change in question. If Tenant shall not so notify Landlord, it shall be conclusively deemed that Tenant has elected to withdraw the proposed change in Landlord's Working Drawings and Specifications. Conversely, if Tenant shall notify Landlord that Tenant nonetheless wishes to make the change in question, then Landlord's initial estimate of the cost of making such change shall be deemed to be increased by the amount of the reasonably estimated additional expense set forth in Landlord's notice to Tenant.

     (C) Any dispute as to the amount of any additional construction cost and/or additional construction time under Section 3.4(A) or as to whether a change in Landlord's Working Drawings and Specifications proposed by Tenant may be rejected by Landlord as provided in Paragraph B above shall be resolved by expedited arbitration in the manner provided in Article 21. Provided that Landlord shall have acted reasonably and in good faith, Tenant'sOutside Occupancy Date shall be extended by one day for each day between the date of submission to arbitration and the date upon which such dispute shall be finally resolved by expedited arbitration provided that such arbitration delays will actually delay completion of the Building and Landlord is the prevailing party. Landlord and Tenant shall each act in a good faith manner with respect to the conduct of such arbitration so as to obtain a resolution of their differences at the earliest possible time and thus minimize the amount of such delay.



     3.5 Landlord shall have the right, from time to time after the approval of Landlord's Working Drawings pursuant to Section 3.3 above, to make reasonable and non-material changes in and to the same, subject to the prior written approval of Tenant (not to be unreasonably withheld or delayed) in each instance, to the extent that the same shall be necessary or desirable:

          (a) in connection with Landlord's construction of the Building and/or
          (b) in order to cause Landlord's work to comply with any applicable requirements of public authorities and/orrequirements of insurance bodies.

Within fifteen (15) days after Landlord shall request a change in Landlord's Working Drawings, Tenant shall notify Landlord in writing as to whether Tenant shall consider the changes proposed by Landlord to be reasonable and non-material. If Tenant shall not so notify Landlord within such fifteen (15) day period, Landlord's Working Drawings shall be deemed to be changed as set forth in Landlord's request. Any dispute as to whether a change in Landlord's Working Drawings proposed by Landlord is reasonable and non-material shall be resolved by expedited arbitration in the manner provided in Article 21. Provided that Landlord shall have acted reasonably and in good faith, Tenant s Outside Occupancy Date shall be extended by one day for each day between the date of submission to arbitration and the date upon which such dispute shall be finally resolved by expedited arbitration provided that any such arbitration delay will actually delay completion of construction as determined in the arbitration and Landlord is the prevailing party. Landlord and Tenant shall each act in a good faith manner with respect to the conduct of such arbitration so as to obtain a resolution of their differences at the earliest possible time and thus minimize the amount of such delay.

     3.6 The Leased Premises shall be deemed to be "Substantially Complete" for purposes of this lease on the date on which all of the following criteria shall be satisfied:

          (a) Landlord's Work has been substantially completed in compliance with the provisions of Section 3.1;

          (b) all permits, fire underwriter s certificates and certificates of occupancy (temporary or final) required for the use and occupancy of the Leased Premises have been issued by the appropriate governmental authority;

          (c) all facilities, systems and utilities (exclusive of telephones) servicing the Leased Premises are in good working order so as to permit the Leased Premises to be used and ocupied for its intended purposes;

          (d) all common areas, including the lobbies, stairs, restrooms, walkways, roadways and the parking area have been completed (paved, striped and lighted) and is available for use;

          (e) the warranties and representations of Landlord set forth in this lease shall be true and correct or, if the same shall not be correct, Landlord has duly cured such breach;

          (f) A certificate of substantial completion shall have been issued by the Building Architect.

Landlord's Work shall be considered to be substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, which details Landlord shall promptly thereafter perform at Landlord's sole cost and expense. Landlord shall give Tenant a preliminary notice (the Preliminary Substantial Completion Notice ), estimating when the Leased Premises will be Substantially Complete, on a date that shall be at least sixty (60) days prior to the date set forth in such preliminary notice. Prior to the Term Commencement Date, or within a reasonable period of time after Landlord's receipt of the same (if after the Term Commencement Date), Landlord shall provide to Tenant at least one copy of all applicable warranties from manufacturers, all maintenance manuals, all guarantees and warranties specified in the specifications to Landlord's Working Drawings and Specifications, keys, project site documents including as built drawings, change orders, inspection certificates and manufacturers' certificates and manuals.

     3.7 During the construction of the Building, Tenant and its consultants and engineers shall have the right to attend all regularly scheduled contractor and project construction meetings, to inspect all relevant construction documents and records, to meet with construction personnel at reasonable times and to inspect the construction site from time to time. The purpose of the foregoing is to allow Tenant to monitor the course of construction, as well as to resolve any questions or comments regarding whether Landlord's Work is progressing in a good and workmanlike manner in accordance with Landlord's Working Drawings and Specifications. Such inspection and monitoring shall not waive any of Tenant's rights under this lease, including, without limitation, those set forth in Sections 3.10 and 3.11. Landlord shall permit Tenant access to the Building Premises, on and after the delivery of the Preliminary Substantial Completion Notice for purposes of installing its furniture and fixtures in the same, as described on Exhibit G hereto, which work Landlord does hereby approve, (herein called "Tenant's Fixturing Work"), and receiving merchandise provided, and on the conditions, that:

          (a) Tenant shall have satisfied all of the conditions precedent to the commencement of Tenant's Fixturing Work contained in this lease (including, without limitation, those contained in Article 35) except Section 35.2 (b), (i),
(iv) and (v);

          (b) Tenant shall give Landlord written notice of its intention to perform Tenant's Fixturing Work in advance of such date, which notice shall describe, in reasonable detail, the items of Tenant's Fixturing Work to be performed, to the extent not theretofore provided to Landlord;

          (c) Tenant's Fixturing Work shall be performed in such a manner as shall not unreasonably interfere with, or the delay the performance of, Landlord's Work; and

          (d)   this lease shall be in full force and effect.

Landlord shall permit Tenant access to the Building Premises for the performance of Tenant's Fixturing Work as aforesaid, and such access shall be subject to all of the terms, covenants and conditions of this lease (other than the obligations to pay rent and additional rent). Landlord shall render the Building Premises available for the performance of Tenant's Fixturing Work as aforesaid from and after the giving of the Preliminary Substantial Completion Notice.

     3.8 If a delay shall occur in the Substantial Completion of Landlord's Work as a result of:

          (a) an Event of Default by Tenant in respect of its obligations under this lease; or

          (b) any negligent act or omission of Tenant, or of any of its employees, agents or contractors (including any delay in the substantial completion of Landlord's Work occasioned by the performance of Tenant's Fixturing Work in a manner which unreasonably interferes with Landlord's Work,;

then, if Tenant shall fail to cure the same within five (5) days after Tenant's receipt or refusal of delivery of written notice thereof from Landlord:

               (i) any reasonable Additional Construction Related Costs incurred by Landlord arising out of or resulting from such delay shall be promptly paid by Tenant to Landlord as additional rent, as determined by Tenant s architect; and

               (ii) Tenant'sOutside Occupancy Date shall be extended by one day for each day of such delay.

     3.9 During the sixty (60) day period between the date upon which the Preliminary Substantial Completion Notice shall be sent to Tenant pursuant to
Section 1.2 and the Commencement Date, Landlord shall:

          (a) afford Tenant with full access to the Building for the performance of Tenant's Fixturing Work in and to the same, provided, and on the conditions that:

               (i)  this lease shall be in full force and effect;and

               (ii) Tenant shall have satisfied all of the conditions precedent to the commencement of Tenant's Fixturing Work contained in this lease (including, without limitation, those contained in Article 35, except Section
35.2 (b), (i),  (iv) and (v); and

          (b) provide Tenant with a so-called "lay down" area outside of the Building for the storage and staging of Tenant's fixtures and equipment to be installed in the Building as part of Tenant's Fixturing Work.

Such access shall be subject to be all of the terms, covenants and conditions of this lease (other than the obligations to pay rent, including additional rent). Tenant agrees to permit Landlord access to the Building during such sixty (60) day period (and, thereafter, during the Term) for the purpose of completing any unfinished items of Landlord's Work in and to the same, provided, and on the condition that, such work shall not interfere with, or delay the performance of, Tenant's Fixturing Work (or, if during the Term, with Tenant's use and occupancy of the Leased Premises for the purposes permitted by this lease).

     3.10 Within twenty (20) days following the Term Commencement Date, Tenant shall deliver to Landlord a "punchlist" of any defects in the Leased Premises that are required to be corrected by Landlord pursuant to this lease. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable, subject to Section 3.11.

     3.11 Landlord agrees that it shall, at its sole cost and expense and with all due diligence, repair or correct, or cause to be repaired or corrected:

          (a) any defect(s) in workmanship, materials, or design, with respect to any portion of Landlord's Work, specified in a written notice or notices given by Tenant to Landlord within one (1) year after the Term Commencement Date except for punch list items which shall be warrantied for one (1) year from the time of final completion of Landlord's Work;

          (b) any portion of Landlord's Work that shall not have been performed in compliance with all of the requirements of public authorities, Landlord's Working Drawings and Specifications (as amended in accordance with the terms hereof), the Performance Specifications (except Landlord shall not be responsible for non-design or non-engineering oriented items in the Performance Specifications to the extent different than Landlord's Working Drawings and

Specifications approved by Tenant or the fact that items that Tenant has specifically selected as specified in Landlord's Working Drawings and Specifications, approved by Tenant do not conform to the Performance specifications), all requirements of insurance bodies and all CC&Rs applicable to the Leased Premises as of the Commencement Date, specified in a written notice or written notices given by Tenant to Landlord at any time after such portion of Landlord's Work shall have been performed.

          (c) other items referred to in Section 8.3 which shall be performed at Landlord's cost and expense.

Any such notice(s) shall specify, in reasonable detail, the nature of the defect(s) noted by Tenant. Provided that non-compliance therewith shall neither constitute a crime or an offense punishable by fine or imprisonment (as to any requirement of public authority) nor invalidate any insurance policy maintained by Landlord or Tenant pursuant to the provisions of this lease (as to any requirement of insurance bodies), and provided, further, that such non-compliance shall not affect Tenant's right or ability to lawfully use the Leased Premises for their permitted purposes or be reasonably anticipated to adversely affect Tenant's reputation or operation of its business, Landlord may, at Landlord's sole cost and expense, contest the validity or applicability to the Leased Premises as of the Term Commencement Date of, or the non-compliance of the Leased Premises as of the Term Commencement Date with, any requirement of public authority and/or any CC&R, and such noncompliance by Landlord during such contest, for so long as such contest shall be diligently prosecuted, shall not be deemed a breach of this Section 3.11.

     3.12 Landlord shall assign to Tenant any and all assignable warranties and guarantees of workmanship and materials that it may receive in connection with Landlord's Work, to the extent that the same relate to items that Tenant shall be responsible to repair, maintain, or replace pursuant to Article 8 hereof. To the extent that any such warranties and/or guarantees shall not be assignable to Tenant, Landlord shall use its reasonable efforts to enforce such warranties and/or guarantees at Tenant's request and on Tenant's behalf.

                                     ARTICLE 4
                                   SUBORDINATION

     4.1 Subject to Landlord's compliance with its obligations hereunder, this lease is subject and subordinate to all ground, overriding, or underlying leases, as well as to all mortgages, that shall hereafter affect the Leased Premises, and to all renewals, modifications, consolidations and extensions of any such leases and/or mortgages. This Section 4.1 shall be self-operative, and no further instrument of subordination shall be required to effectuate the terms hereof. In confirmation of such subordination, however, Tenant shall execute and deliver to Landlord promptly any certificate that Landlord, or any such lessor or mortgagee, may reasonably request. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article 4 are herein sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are herein sometimes called "superior mortgages". The lessor of a superior lease, or its successor in interest at the time referred to, is sometimes herein called a "superior lessor" and the mortgagee under a superior mortgage, or its successor in interest at the times referred to, is sometimes herein called a "superior mortgagee".

     4.2  Intentionally Omitted.

     4.3 Subject to Tenant'sreceiving a Non Disturbance Agreement substantially on the same terms provided in the form attached hereto as Exhibit H, if the lessor of a superior lease, the holder of a superior mortgage, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Leased Premises or under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant shall attorn to and recognize such party succeeding to Landlord's rights (the party so succeeding to Landlord's rights herein sometimes called the "successor landlord") as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to confirm such attornment. This lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, and all of the terms, conditions and covenants set forth in this lease shall be applicable after such attornment, except that the successor landlord shall not:

          (a) be liable for any previous act or omission of Landlord under this lease (the provisions of Sections 3.10 and 3.11 shall not be deemed arising out of previous acts or omissions);

          (b) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

          (c)   be bound by:

               (i) any previous modification of this lease, not expressly provided for in this lease; or

               (ii) any previous prepayment of more than one (1) month's Fixed Net Rent or any additional rent then due,

     unless such modification or prepayment shall have been expressly approved in writing by the superior lessor or the superior mortgagee through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

The provisions for attornment set forth in this Article 4 shall be self-operative and shall not require the execution of any further Instrument. However, if any superior lessor, any superior mortgagee and/or any other party to whom Tenant agrees to attorn as aforesaid reasonably requests a further instrument confirming such attornment, Tenant agrees to execute and deliver the same within twenty (20) days after a request is made to do so in accordance with the provisions of this lease.

     4.4-4.5 Intentionally Omitted.

     4.5 Landlord shall obtain from the holder of any mortgage, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement on substantially the same terms provided in the form attached hereto as Exhibit H, providing, in substance, that so long as this lease shall then be in full force and effect, and provided that Tenant attorns to holder of any mortgage under the terms, covenants and conditions of this lease:

          (a) Tenant shall not be joined as a party defendant in any action or proceeding that may be instituted or taken by the holder of such mortgage;

          (b) Tenant'srights as tenant hereunder shall not be affected or terminated, and the possession of the Lease Premises by Tenant shall not be disturbed, by the holder of such mortgage or by any proceeding on the debt that such mortgage secures, or by virtue of a right or power contained in any such mortgage or the bond or note secured thereby; and

          (c) any sale, at foreclosure or otherwise, will be subject to this lease, and this lease shall continue in full force and effect as a direct lease between the mortgagee (or successor thereto) and Tenant.

     4.7 Landlord shall obtain from the holder of any ground, overriding or underlying lease, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement substantially on the same terms provided in the form attached hereto as Exhibit H:

          (a) Tenant shall not be joined as a party defendant in any action or proceeding that may be instituted or taken by the holder of such lease for the purpose of terminating such lease by reason of any default thereunder;

          (b) Tenant's rights as the tenant hereunder shall not be affected or terminated;

          (c) Tenant's possession of the Leased Premises shall not be disturbed;

          (d) no action or proceeding shall be commenced to remove or evict Tenant; and

          (e) this lease shall continue in full force and effect as a direct lease between the lessor and Tenant, notwithstanding the termination or expiration of the ground, overriding, or underlying lease prior to the expiration or termination of this lease.

     4.8 Landlord hereby represents and warrants that there are no superior leases or superior mortgages as of the date of this lease.

     4.9 Landlord shall provide Tenant with a waiver of lien for any institutional lender providing financing to Tenant for furniture, fixtures and equipment in the Building.

                                     ARTICLE 5
                            USE OF THE LEASED PREMISES

     5.1 Tenant shall use and occupy the Leased Premises for a lawful office/warehouse, distribution, manufacturing or assembly use or uses, at all times in compliance with:

          (a) all requirements of public authorities and all requirements of insurance bodies now in effect or hereafter adopted; and

          (b) such CC&RS, if any, to which the Leased Premises are subject at the date of this lease (which CC&R's are set forth on Exhibit C), to the extent that such CC&Rs are not inconsistent with the provisions of this lease.

     5.2 Notwithstanding anything to the contrary provided in Section 5. 1, Tenant shall not use or occupy the Leased Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Leased Premises or any part thereof, that would, in any manner or respect:

               (i) violate any certificate of occupancy in force relating to the Leased Premises;

               (ii) make void or voidable any insurance then in force with respect to the Leased Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this lease;

               (iii) cause structural or other injury to the Leased Premises, or constitute a private or public nuisance or waste; and/or

               (iv) render the Leased Premises incapable of being used or occupied after the expiration or sooner termination of the term of this lease for the purposes for which the same were permitted to be used and occupied on the day upon which Tenant shall first open the Leased Premises for business to the public,except for ordinary wear and tear and damage by fire or other casualty;

     5.3 Tenant hereby covenants and agrees that, notwithstanding any other provision of this lease, it shall not open the Leased Premises for business on or before the Term Commencement Date.

     5.4 Tenant shall have the right to install and maintain, at its own cost and expense, signs in and on the Leased Premises. Landlord's prior written approval (not to be unreasonbly withheld) shall be required as to the dimensions, material, content, location and design of any sign(s) installed and maintained by Tenant outside of the Leased Premises. Landlord shall pass upon such outside signage as part of Landlord's Working Drawings. In fabricating and installing Tenant's signs, Tenant shall comply with all of the requirements of public authorities (including zoning laws and building codes) and all of the requirements of insurance bodies. Tenant shall obtain and pay for all permits required therefor. Tenant expressly agrees that no sign shall be installed until any and all required approvals and permits therefor are first obtained and copies thereof delivered to Landlord with evidence of payment of any fees pertaining thereto. Tenant agrees to pay all annual renewal fees pertaining to Tenant's signs. In the event that the removal of any sign or signs is necessary, in order to perform any maintenance, repairs, alterations or improvements in or to the Leased Premises, or any part thereof, Landlord shall have the right to do so, provided that such sign or signs are replaced whenever such maintenance, repairs, alterations or improvements shall have been completed. The cost of replacing such signs shall be borne by Landlord.

     5.5 Landlord shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced, or installed in, on, or from the Leased Premises (except for such de minimus amounts as may be contained in industrial strength cleaning solutions and the like). In the event of a breach of the provisions of this Section 5.5, Landlord or Tenant (as the case may be) shall have the right, in addition to all of its other rights and remedies under this lease and pursuant to law, to require Tenant or Landlord (as the case may be) to remediate such condition in the manner prescribed for such remediation by the requirements of public authorities and the requirements of insurance bodies. Tenant shall not bring any Hazardous Materials onto the Leased Premises or otherwise use, store, release, handle or transport any such Hazardous Materials there at, except that Tenant may use, store, transport, handle produce or install Hazardous Materials in connection with the operation of its business in accordance with the applicable requirements of public authorities. However, notwithstanding the foregoing, with respect to any substance or material that is not classified as a Hazardous Material as of the date of the installation of the same, but that shall become classified as a Hazardous Material thereafter during the Term, the remediation of the same, to the extent and in the manner required by all applicable requirements of public authorities and to the extent, and only to the extent brought onto the Leased Premises by Tenant, shall be performed by Tenant, at its sole cost and expense. The provisions of this Section 5.5 shall survive the termination of this lease. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all losses, costs, expenses, fines, liens, liabilities and other matters (including reasonable attorney's fees) arising out of a breach by Landlord of its covenant contained herein.

                                     ARTICLE 6
                                  REPRESENTATIONS


     6.1 Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all losses, costs, expenses, fines, liens, liabilities and other matters (including reasonable attorney s fees) arising out of a breach by Landlord of its covenants contained herein.

Tenant has examined Landlord's title to, as well as, the physical condition of, the Land constituing a part of the Leased Premises prior to the execution and delivery of this lease and has found the same to be satisfactory to it for all purposes hereof, but the foregoing shall be subject to and shall not limit Landlord's obligations or representations hereunder. Landlord makes no representations or warranties of any kind or nature whatsoever (other than as expressly and specifically set forth in this lease), including, but not limited to the physical condition of the Leased Premises, the use or occupancy that may be made of the Leased Premises. Except for Landlord's Work and as may be expressly and specifically provided in this lease (including, without limitation, Landlord's repair obligations), Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Leased Premises, and Landlord shall not be required to furnish any facilities or services or make any repairs or alterations thereto (other than those facilities, services, repairs and alterations that Landlord has specifically and expressly agreed in this lease to furnish to the Leased Premises, and then only as and to the extent expressly and specifically provided herein).

     6.2  Landlord hereby represents and warrants to Tenant as follows:

          (a)   Power and Authority.   Landlord has the authority and power to
enter into this lease and to consummate the transaction provided for herein. This lease and all other documents executed and delivered by Landlord in connection herewith constitute legal, valid, binding and enforceable obligations of Landlord, and there are no claims or defenses, personal or otherwise, or offsets whatsoever to the enforceability or validity of this lease.

          (b) No Violations and Actions. The execution, delivery and performance by Landlord of its obligations under this lease will not conflict with, or result in a breach of, any requirement of public authority by which Landlord is bound, or by any of the provisions of any contract to which Landlord is a party or by which Landlord is bound or, if Landlord is not an individual, by Landlord's declaration of trust, certificate of incorporation, bylaws, or partnership agreement, as the case may be. There is no action, suit, proceeding, or investigation pending, or to Landlord's knowledge threatened, before any agency, court, or other governmental authority that relates to the Land or the use thereof.

          (c) Condemnation. There is no condemnation proceeding affecting the Land or any portion thereof currently pending nor, to Landlord's knowledge, is any such proceeding threatened, which would have a material adverse effect on the Building.

          (d) Default, Breach, Access and Utilities. There is no default or breach by Landlord under any of the CC&Rs that may affect the Land or any portion thereof. Gas, electric power, sanitary and storm sewer and water facilities, and all other utilities necessary for Tenant's intended use and operation of the Leased Premises, will be available to the Leased Premises in quantities satisfactory to service the Leased Premises for their intended use. No condition exists that would result in the termination or impairment of access to the Land or discontinuation of necessary sewer, water, electric, gas, telephone, or other utilities.

          (e) Leases. There are no leases affecting all or any part of the Leased Premises.

          (f)   Environmental Conditions.  To the best of Landlord's knowledge:

               (i) the Leased Premises have not been affected by the presence of any Hazardous Material;

               (ii) there is not present any Hazardous Material, toxic substances or other pollutants or materials that could be a detriment to the Land or in violation of any local, state or federal law or regulation; and

               (iii) there are no potentially hazardous environmental conditions that would affect the Land.

     For purposes of this subsection (g), the terms "Hazardous Materials", "toxic substances", "other pollutants or materials" and "potentially hazardous environmental conditions" shall be deemed to exclude any of the same that shall not be so classified, characterized, or recognized as such as of the date of this lease and/or as of the Commencement Date (as the case may be).

          (g) Bankruptcy Matters. Landlord has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension, or composition to its creditors generally.

          (h) Obligations. There are no obligations in connection with the Land that will be binding upon Tenant, except for those matters specifically set forth in this lease.

          (i) Absence of Moratorium. No moratorium, statute, order, regulation, ordinance, legislation, judgment, ruling, or decree of any court or governmental agency has been enacted, adopted, issued, or entered, or is pending or in effect, that could materially and adversely affect the Land and/or Leased Premises, Tenant's ability to operate its project, or both.

          (j) That Building can be built to the best of Landlord's knowledge without variance and that Landlord has good title subject to the Permitted Encumbrance exceptions on Exhibit C and will deliver Premises subject only to those Permitted Encumbrances and no other liens or encumbrances will be placed upon the Leased Premises.

All of the representations and warranties of Landlord contained in this lease shall be true and correct as of the date of this lease and as of the Term Commencement Date. In the event that Tenant shall claim that any of such representations or warranties of Landlord shall be untrue, in in any material respect Tenant shall give written notice to Landlord stating in reasonable detail the nature and substance of the breach. Landlord shall have the right to cure such breach within thirty (30) days after the date of Tenant's notice. In the event that such breach shall be of such a nature that it cannot reasonably be cured and remedied within such thirty (30) day period, Landlord shall have sufficient time thereafter within which to cure such breach, provided that Landlord shall commence the work, or initiate the action, required to cure and remedy such breach promptly within such thirty (30) day period and thereafter prosecute such work or action in good faith continuously and diligently to completion. Should Landlord fail to cure and remedy such breach within the aforesaid period, Tenant shall have any and all rights affored to it at law, in equity or otherwise.

     6.3  Tenant hereby represents and warrants to Landlord as follows:

          (a) Power and Authority. Tenant has the authority and power to enter into this lease and to consummate the transaction provided for herein. This lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant, and there are no claims or defenses, personal or otherwise, or offsets whatsoever to the enforceability or validity of this lease.

          (b) No Violations and Actions. The execution, delivery and performance by Tenant of its obligations under this lease will not conflict with, or result in a breach of, any material requirement of public authority by which Tenant is bound, or by any of the provisions of any material contract to which Tenant is a party or by which Tenant is bound or, if Tenant is not an individual, by Tenant's declaration of trust, certificate of incorporation, bylaws, or partnership agreement, as the case may be. There is no action, suit, proceeding, or investigation pending, or to Tenant's knowledge threatened, before any agency, court, or other governmental authority that may materially and adversely affect Tenant's right or ability to fulfill any of its obligations under this lease.

          (c) Bankruptcy Matters. Tenant has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension, or composition to its creditors generally.

All of the representations and warranties of Tenant contained in this lease shall be true and correct as of the date of this lease and as of the Term Commencement Date. In the event that Landlord shall claim that any of such representations or warranties of Tenant shall be untrue, in any material respect, Landlord shall give written notice to Tenant stating in reasonable detail the nature and substance of the breach. Landlord shall have the right to cure such breach within thirty (30) days after the date of Tenant'snotice.
In the event that such breach shall be of such a nature that it cannot reasonably be cured and remedied within such thirty (30) day period, Tenant shall have sufficient time thereafter within which to cure such breach, provided that Tenant shall commence the work, or initiate the action, required to cure and remedy such breach promptly within such thirty (30) day period and thereafter prosecute such work or action in good faith continuously and diligently to completion. Should Tenant fail to cure and remedy such breach within the aforesaid period, Landlord shall have the right, as its exclusive remedy therefor, to terminate this lease by giving written notice thereof to Tenant. If, however, such breach is not reasonably expected to have a material and adverse affect on Landlord's right, title and interest in and to the Leased Premises and/or upon Landlord's rights under this lease, then Tenant shall have no obligation to cure such breach, Landlord shall have no right to terminate this lease or any other remedy against Tenant with respect thereto and such breach shall be disregarded for all purposes of this lease.

                                     ARTICLE 7
               LANDLORD NOT LIABLE FOR FAILURE OF WATER SUPPLY, ETC.

          7.1 Except as otherwise expressly and specifically provided in this lease, Landlord shall not be liable for:

          (a) any failure of any facility or service provided to the Leased Premises (including the facilities and services referred to in Article 10), or for any injury to person or damage to property for any reason whatsoever, including caused by or resulting from:

               (i) hurricane, tornado, flood, wind, or similar storms or disturbances; or

               (ii) the leakage or flow of gasoline, oil, gas, electricity, steam, water, rain, or snow from the street, sewer, gas mains, tanks, wires, lines, any subsurface area, any part of the Building, pipes, appliances, plumbing works, or any other place; or

          (b) any interference with light or other incorporeal hereditaments by anybody, or caused by operations by or of any public or quasi-public work,

unless such failure, injury or interference is finally adjudged by a court of competent jurisdiction to have been caused by the willful, wrongful acts or negligence of Landlord, its agents, contractors or employees or as a result of the breach by Landlord of any of its obligations hereunder. However, nothing contained in this Section 7.1 shall relieve Landlord of any of its obligations to repair and maintain the Building as and to the extent otherwise provided in this lease.

                                     ARTICLE 8
                       REPAIRS, REPLACEMENT AND MAINTENANCE

          8.1 Except as otherwise expressly and specifically provided in this lease to be Landlord's responsibility, Tenant shall take good care of the Leased Premises, both inside and outside, and keep the same and all parts thereof (including the appurtenances thereof or thereto, together with any and all alterations, additions and improvements therein or thereto) in good order and condition, suffering no waste or injury, ordinary wear and tear excepted. Except as expressly and specifically provided in this Lease to be Landlord's responsibility, Tenant shall, at Tenant's sole cost and expense, promptly make all needed repairs and replacements, internal and external, structural and non-structural repairs and replacements, internal and external, ordinary and extraordinary, foreseeable or unforeseeable, in and to:

          (a)   the Leased Premises including, without
limitation, the exterior and interior windows and window frames, doors and door frames, entrances, and signs, thereof (except to the extent Landlord has expressly and specifically agreed in
Section 8.3 or elsewhere in this lease to repair and replace the Building and/or the Leased Premises, and then only to such extent); and

          (b) the water, electric, sewer, gas, telephone, standpipe, sprinkler and other utility connections, lines, pipes, mains and other installations located within the Building, as well as all fixtures, machinery and equipment, now or hereafter servicing, belonging to, or used in connection with the Building exclusively and/or Tenant's use, occupancy, or operation of the same (except, with respect to any such installations, to the extent Landlord has expressly and specifically agreed in Section
8.3 or elsewhere in this lease to maintain, repair and replace the same, and then only to such extent).

Such maintenance, repair and replacement obligation shall include all heating and air-conditioning systems, machinery and equipment exclusively servicing the Building. All of such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Building, and shall be constructed and installed in compliance with all of the requirements of public authorities and all of the requirements of insurance bodies having jurisdiction thereof. Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done upon the Building that would invalidate or prevent the procurement of any insurance policies that may at any time be required pursuant to the provisions of Article 12.

     8.2 Tenant shall perform the following services in and to the Leased Premises exclusive of the Building (the Exterior
Premises ):

          (a)   subject to Landlord's warranty provided in
Section 3.11, perform all repairs, replacements and maintenance necessary to maintain the Exterior Premises in a safe and serviceable condition (including, without limitation, periodic patching and resurfacing of all driveways, sidewalks, streets and the Parking Area so as to keep the same free of chuck holes, fissures and cracks, as well as the restriping of all parking areas);

          (b) to the extent required by public authories, keep the Exterior Premises properly cleaned and swept (which shall be performed as often as is reasonably necessary), drained, free of snow, ice, standing water, rubbish and other obstructions and in a sightly condition;

          (c) keep the Exterior Premises lighted during, and for appropriate periods before and after, the business hours of the Leased Premises (including, without limitation, the cost of electricity to operate the lighting standards and other fixtures servicing the Exterior Premises, which shall be metered through Tenant's electric meter, and the cost of relamping the same as necessary);

          (d) maintain signs, markers, painted lines and other means and methods of pedestrian and vehicular traffic control;

          (e)   maintain any plantings and landscaped areas;

          (f)   if  required  by  any  governmental  authority
having   jurisdiction   thereof, operate and maintain traffic
signals or lights, as the case may be, that are presently installed or may be installed hereafter servicing the Exterior Premises (exclusive of costs associated with the installation of the same); and

          (g) employ an adequate number of persons to perform, as well as to supervise the performance of, all of the services to be provided by Tenant to the Leased Premises (including, without limitation, pay the wages, salaries and fringe benefits of such employees).

Tenant shall not obstruct, or permit the obstruction of, any street, road, walk, or sidewalk constituting a part of, or adjoining, the Exterior Premises, and shall keep any sidewalks constituting a part of, or adjoining, the Exterior Premises clean and free of snow and ice.

     8.3 Subject to the provisions of Article 13, Landlord shall, at its sole cost and expense, be responsible for the following repairs, replacements and maintenance in and to the Leased Premises (promptly after receipt of written notice from Tenant setting forth the need for such repairs, which notice shall be sufficiently detailed to permit Landlord to determine the nature and extent of the work that shall be necessary in order to correct the same):

i) any maintenance, repair or replacement occasioned by the negligent acts or omissions of Landlord or its agents, employees or contractors;

          ii) any maintenance, repair or replacement required to be made by Landlord pursuant to the provisions of Section 3.10 or 3.11;; and

          iii) all repairs, or replacements in respect of structural steel, wall panels, floors and roof, due to defects in materials, workmanship, design or structural failure, it being understood and agreed that with respect to the above, Landlord's obligation shall exclude ordinary on-going maintenance and repair items and shall include, by way of example only, roof, floor and structural steel replacement.
All of such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Leased Premises, and shall be constructed and installed in compliance with all of the requirements of public authorities and all of the requirements of insurance bodies having jurisdiction thereof at the time when such work is performed.

                                     ARTICLE 9
                COMPLIANCE WITH REQUIREMENTS OF PUBLIC AUTHORITIES

     9.1 Except as otherwise expressly and specifically provided herein, Tenant shall, at Tenant's expense, promptly comply with:

          (a) all requirements of public authorities and all requirements of insurance bodies, with respect to:

               (i) the Leased Premises and all appurtenances thereto; and

               (ii) the use or occupancy of the Leased Premises or any portion thereof, including the making of any alteration or addition in or to the Building Premises or any structure upon the Exterior Premises; and

          (b) the requirements of all CC&Rs existing of record as of the date of this lease and set forth on Exhibit C (provided, however, that Tenant shall be required to comply with the same only to the extent that the requirements thereof shall not be inconsistent with the provisions of this lease), as well as the requirements of all CC&Rs hereafter granted by Landlord with the prior written consent or joinder of Tenant, whether or not such compliance involves repairs or changes that shall be internal or external, ordinary or extraordinary, structural (except as and to the extent provided for under this Section 9. 1, in Section 8.3, or in any other provision of this lease) or non-structural, foreseen or unforeseen, whether or not such compliance is required on account of any particular use (including the use permitted hereunder) or manner of use to which the Leased Premises or any part thereof may be put and regardless of the cost thereof. Notwithstanding the foregoing, however, Landlord shall promptly comply with all requirements of public authorities and all requirements of insurance bodies, as well as with all of the CC&RS, now or hereafter existing, with respect to the Leased Premises and Landlord shall be solely responsible for payment of all charges, assessments, fees and other expenses payable by a lot owner under such CC&RS with respect to storm water detention and drainage systems, sewer systems, roadways, common areas or any other matter, including without limitation, those under the Deed of Declaration and Protective Covenants dated May 1, 1987 made by Joseph D. Morris and Robert Morris Partnership, recorded in Book 3611, Page 516 in the Middlesex County Clerk s Office, except for item 19 of Exhibit C.
Landlord's right (if any) to reimbursement for the cost of such compliance shall be governed by the provisions of Section 8.3, as if such compliance requirement were instead a repair or replacement provided for in such Section 8.3. Subject to Landlord's obligations set forth herein, if, and to the extent that, any license or permit shall be or become necessary or desirable for the conduct or operation of Tenant's business at the Leased Premises (or the business of any licensee, subtenant, or concessionaire of the same), Tenant shall, at its sole cost and expense obtain and maintain such licenses and permits in full force and effect throughout the Term.

     9.2 Provided that non-compliance therewith shall not constitute a crime or an offense punishable by fine or imprisonment (as to any requirement of public authority) or shall invalidate any insurance policy maintained by Landlord or Tenant pursuant to the provisions of this lease (as to any requirement of insurance bodies), and provided, further, that this lease shall be in full force and effect and that such non-compliance shall not be reasonably anticipated to adversely affect Landlord's reputation, Tenant may, at Tenant's expense, contest the validity or applicability to the Leased Premises of, or the non- compliance of the Leased Premises with, any requirement of a public authority, any requirement of an insurance body and/or any CC&R, and such non-compliance by Tenant during such contest, for so long as that such contest shall be diligently prosecuted, shall not be deemed a breach of Tenant's obligations under Section 9.1, provided that, before the commencement of such contest, Tenant shall furnish to Landlord, if the estimated cost of compliance exceeds $250,000 and if Landlord so requires, either:

          (a)   the bond of a surety company reasonably
satisfactory to Landlord, which bond shall:

               (i)   be, as to its provisions and form,
satisfactory to Landlord;

               (ii)  be in an amount at least equal to one
hundred and twenty-five per cent (125%) of the estimated cost of such compliance; and

               (iii) indemnify Landlord against the cost and expense of such compliance, as well as against all liability for any damages, interest, penalties and expense (including fees and disbursements of attorneys or counsel), resulting from or incurred in connection with such contest or noncompliance; or

          (b) other security, in lieu of such bond, that is reasonably satisfactory to Landlord as to form and amount.

The foregoing requirement to submit a bond or other security shall not apply if, at the time in question, Tenant meets the net worth test set forth in Section 12.9 of this lease.

     9.3 Provided that non-compliance therewith shall not constitute a crime or an offense punishable by fine or imprisonment (as to any requirement of public authority) or shall invalidate any insurance policy maintained by Landlord or Tenant pursuant to the provisions of this lease (as to any requirement of insurance bodies), and provided, further, that such non-compliance shall not affect Tenant's right or ability to lawfully use the Leased Premises for their permitted purposes or be reasonably anticipated to adversely affect Tenant's reputation or the operation of Tenant'sbusiness, Landlord may, at Landlord's expense, contest the validity or applicability to the Building, or the non-compliance of the same with, any requirement of a public authority, any requirement of an insurance body and/or any CC&R, and such non-compliance by Landlord during such contest, for so long as that such contest shall be diligently prosecuted, shall not be deemed a breach of Landlord's obligations under Section 9.1.

     9.4 If, at any time during the Term, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

          (a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

          (b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

               (i)   to the extent that the same is not
prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

               (ii) thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                    ARTICLE 10
                                     UTILITIES

     10.1 Landlord shall bring all utilities to the Leased Premises (exclusive of telephone service, except, with respect to telephone service, for the furnishing of an empty conduit therefor from the outside into the Building Premises) and install the same with adequate capacity for Tenant'suse (as required as a part of Landlord's Work), as well as pay all hook up fees associated with the utility services required to be brought to and installed in the Building Premises as a part of Landlord's Work. Tenant agrees to make its own payment arrangements with such public utility companies (including posting whatever deposits may be required in connection therewith) for the furnishing of, and payment of all charges for, water (including water charges, meter charges, sewer rents, sewer charges and the like), fire alarm service, gas, electricity, telephone and all other public utility or similar service or services that Tenant shall consider necessary or desirable for the conduct of Tenant's business in the Leased Premises. In addition, Tenant shall pay the cost of furnishing heat and air conditioning to the Leased Premises. In no event shall Landlord be responsible for charges for heat, air conditioning, water, sewer, fire alarm service, gas, electricity, steam, telephone, or any other public utility or similar service or services furnished during the Term to the Leased Premises or to any part thereof. All meters at the Leased Premises for the purposes of measuring Tenant's consumption of the respective utilities shall be installed by Landlord as part of Landlord's Work and thereafter maintained by Tenant, at Tenant's sole cost and expense, in good order and condition.
     10.2 Except as otherwise specifically and expressly provided herein, the interruption or curtailment of any utility and/or other facility or service referred to in this Article 10 shall not constitute an actual or constructive eviction, nor shall the same entitle Tenant to any compensation or abatement of rent unless such interruption or curtailment shall have been caused by the willful, wrongful act or negligence of Landlord, its agents, contractors or employees or the breach of this lease by Landlord, in which event Tenant's right to such compensation shall be subject to the provisions of Section 34.2.

     10.3 Tenant covenants and agrees that, at all times, the aggregate connected and design loads of the electrical equipment installed in the Building Premises shall never exceed the design capacity of the feeders to the Building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Leased Premises shall be subject to the provisions of Article 35 or, if outside of the Leased Premises, subject to Landlord's prior written approval, and, if such approval shall be given, rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall determine that the risers of the Building servicing the Leased Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine that the same will cause permanent damage or injury to the Building or to the Leased Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.


                                    ARTICLE 11
                           NET LEASE, NON-TERMINABILITY

     11. 1     Except as otherwise specifically and expressly
provided herein, this lease is a net lease, and the Fixed Net Rent, additional rent and all other sums payable by Tenant hereunder to, or on behalf of, Landlord shall be paid by Tenant without notice or demand and without setoff, counterclaim, abatement, suspension, deduction, or defense. Landlord and Tenant each hereby further agree and confirm that, except as otherwise expressly and specifically provided herein, it is the purpose and intent of both Landlord and Tenant that the rents payable under this lease shall be absolutely net to Landlord, so that this lease shall yield, net to Landlord, the rents specified herein in each year during the Term.

     11.2 Except as otherwise expressly and specifically provided herein, this lease shall not terminate, nor shall Tenant have any right to terminate this lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, any present or future requirement of any public authority to the contrary notwithstanding, by reason of:

          (a)   any damage to, or the destruction of, the Leased
Premises or any portion thereof, from whatever cause, except as expressly and specifically provided in Article 13;

          (b) the taking of the Leased Premises or any portion thereof by condemnation or otherwise, except as, and to the extent, expressly and specifically provided to the contrary in
Article 20 below; or

          (c) any other cause whatsoever, whether similar or dissimilar to the foregoing, except that Tenant shall have the right to terminate this lease if:

               (i) Landlord fails to perform, or breaches any of Landlord's obligations under this lease; and

               (ii) such condition shall continue for a period of thirty (30) days after written notice by Tenant (or, if such condition cannot reasonably be cured and remedied within such thirty (30) day period, if Landlord shall fail to commence the work, or initiate the action, required to cure and remedy such condition promptly within such thirty (30) day period and thereafter prosecute such work or action in good faith continuously and diligently to completion, not to exceed 60 days in the aggregate), it being the intention of the parties hereto that the Fixed Net Rent and additional rent reserved hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express and specific provision of this lease.

     11.3 Nothing contained in this Article 11 shall be deemed or construed to relieve Landlord of any responsibility that it might otherwise have to respond in damages (subject, however, in all respects to the provisions of Section 34.2) for any injury or damage to person or property caused by Landlord's willful, wrongful acts or negligence, or for any breach of Landlord's obligations under this lease.

                                    ARTICLE 12
                                     INSURANCE

     12.1 Tenant covenants to provide on or before the Commencement Date and to keep in force during the Term hereof for the benefit of Landlord and Tenant:

          (a) a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Leased Premises or any appurtenances thereto (including, without limitation, on or about the Exterior Premises), and the amount of liability coverage thereunder shall not be less than the amount of $10,000,000.00 of coverage on a per occurrence and aggregate basis in respect of bodily injury and property damage;

          (b) fire and extended coverage insurance upon property of every kind and description owned by Tenant, or for which Tenant is legally liable, or installed by or on behalf of Tenant, and which is located within the Leased Premises (including, without limitation, stock in trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement) in an amount equal to the full replacement value thereof,

          (c) broad form boiler and machinery insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, in or servicing the Building Premises, and if said equipment, vessels or systems and the damage that may be caused by or result from them are not covered by Tenant's liability insurance set forth in subsection (a) of this Section 12. 1, such boiler and machinery insurance coverage shall not be not less than the amount of $250,000.00;

          (d) business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss or earnings attributable to all perils and casualties and for such duration commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises as a result of such perils and casualties;

          (e) Worker's Compensation Insurance, as required by law; and

All insurance procured by Tenant shall name Landlord, together with each superior lessor and superior mortgagee, as additional insureds, as their respective interests may appear. Such policies are to be written by insurance companies licensed to do business in the State of New Jersey, with general policy holder's ratings of not less than "Best A VIII" or equivalent, and may be carried under a blanket policy covering the Leased Premises and other locations of Tenant, if any. Tenant's liability insurance set forth in subsection (a) above may be issued under an umbrella policy provided that the retention amount thereunder is reasonably acceptable to Landlord. In the case of insurance against fire or other casualty, the policy or policies shall provide that loss shall be adjusted by, and payable solely to, Tenant. In the event of any dispute between Landlord and Tenant with respect to the amount of general liability coverage to be maintained by Tenant and/or the types and amounts of such other insurance as Landlord may require Tenant to carry from time to time as above provided, such dispute shall be arbitrated pursuant to the provisions of
Article 21 of this lease.

     12.2 Provided this lease shall be in full force and effect, Landlord covenants to provide on or before the Term Commencement Date, and to keep in force during the Term hereof, fire and extended coverage insurance upon the Building in an amount equal to the full replacement value thereof (exclusive of footings and foundations). If Landlord shall be required to maintain any such insurance pursuant to the terms of any superior mortgage or superior lease, Tenant agrees that the insurance maintained by Landlord pursuant thereto shall be conclusively deemed to satisfy Landlord's obligations to Tenant to maintain insurance hereunder (provided, however, that such coverages and amounts are no less favorable than those provided above). Such insurance may be carried under a blanket policy covering other locations of Landlord, if any. Tenant acknowledges, however, that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment, improvements, appurtenances or other leasehold improvements. Tenant may, at its option, arrange for such insurance in lieu of Landlording maintaining the same.

     12.3 Tenant shall procure policies for the insurance required to be carried pursuant to Section 12.1 for periods of from one (1) to five (5) years, as Tenant shall elect, and shall deliver to Landlord original certificates thereof with evidence, by stamping or otherwise, of the payment of the premiums thereon. All such policies shall provide that the insurer will not cancel or modify such policy except after thirty (30) days' prior written notice to Landlord. All such policies shall provide, in addition, that any loss payable thereunder shall be payable notwithstanding any act or omission of Tenant that might, absent such agreement, result in the forfeiture of all or part of the payment of such loss. All premiums and charges for Tenant's insurance policies (including for the insurance policies required to be carried pursuant to Section 12. 1) shall be paid by Tenant. If Tenant shall fail to make any such payment when due, or shall fail to carry any such policy, the provisions of Articles 14 and 16 shall apply.

     12.4 Tenant shall pay the premiums for Tenant's initial policies of insurance required hereunder and all renewals thereof not later than the due date thereof so as to avoid a lapse of coverage. Not later than thirty (30) days prior to the expiration of each policy of insurance, Tenant shall deliver to Landlord a certificate of such renewal policy with evidence, by stamping or otherwise, of the payment of the premiums thereon. If any such premiums shall not be paid when due or if such a certificate of any renewal policy required to be delivered hereunder shall not be so delivered, the provisions of Articles 14 and 16 shall apply.

     12.5 Tenant shall not violate, or permit to be violated, any of the conditions or provisions of the insurance policies maintained by Landlord and Tenant, and Tenant shall so perform and satisfy the reasonable requirements of the companies writing such policies.

     12.6 Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss, with any insurance required to be furnished by Tenant under the provisions of this Article 12, if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord, any superior lessor(s) and any superior mortgagee(s) (where the insurance required to be carried requires the inclusion of the superior lessor(s) and/or the superior mortgagee(s)) are included as additional insureds, with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies or certificates of insurance to be delivered to Landlord, any superior lessor(s) and any superior mortgagee(s) as provided in this Article 12.

     12.7 Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Leased Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against the said third party. The waiver of subrogation or permission to waive any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying all or using the Leased Premises in accordance with the terms of this lease. If, and to the extent that, such waiver or permission can be obtained only upon payment of an additional charge or premium, the party to benefit from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     12.8 Each party hereby releases the other with respect to any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damage, or destruction by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease with respect to all claims for which insurance is carried or required to be carried hereunder.

     12.9 Notwithstanding anything to the contrary contained in this Article 12, if, and for so long as, Tenant shall have a net worth, as shown on Tenant's most recent certified financial statement from time to time (copies of which shall be delivered to Landlord), in excess of Two Hundred Fifty Million ($250,000,000.00) Dollars, Landlord waives its right to require Tenant to furnish the insurance coverages set forth in Section
12.1 (other than subsection (e) thereof). However, if, at any time during the Term, Tenant's net worth shall decrease below Two Hundred Fifty Million ($250,000,000.00) Dollars, then, and in such event, the aforesaid waiver of Landlord's right shall cease and expire, and Tenant shall obtain such insurance coverage(s) and otherwise forthwith comply with the requirements of this Article 12.


                                    ARTICLE 13
                                 FIRE OR CASUALTY

     13.1 Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Leased Premises or the Building. If the Leased Premises shall be partially damaged by fire or other insured casualty, Landlord, except as otherwise provided herein, shall proceed promptly and with due diligence, and at its sole cost and expense, with so much of the repair and restoration of the same as was included in Landlord's Work and in conformity with all requirements set forth herein, in connection with the performance thereof.
13.2    If:

          (a) the Building shall be damaged to the extent of seventy-five (75%) percent or more of the cost of replacement thereof;

          (b) the Building shall be destroyed or substantially damaged as a result of a risk which is not covered by Landlord's insurance notwithstanding Landlord's compliance with its obligations in respect of insurance provided herein, or;

          (c) the Building shall be damaged to the extent of thirty (30%) percent or more of the cost of replacement thereof during the last two (2) years of the Term,

then, or in any such events, Landlord may elect either to repair the damage as aforesaid, or to cancel this lease by written notice of cancellation (herein called the "Fire Termination Notice") given to Tenant within ninety (90) days after the date of an occurrence specified in this Section 13.2. If Landlord shall give a Fire Termination Notice to Tenant in the circumstances hereinbefore set forth, then, subject to the provisions of Section 13.3, this lease shall cease and expire thirty (30) days after the date upon which Tenant shall receive or refuse delivery of the same, with such force and effect as though the date of Tenant's receipt or refusal of the Fire Termination Notice were the Expiration Date, and Tenant shall vacate and surrender the Leased Premises to Landlord. Upon the termination of this lease as aforesaid, Tenant's liability for the rents and other charges and sums payable hereunder shall cease as of the date of such damage or destruction, and Landlord shall make an equitable refund of any rents and other charges paid by Tenant in advance and not earned. Tenant shall also have the right to terminate this Lease in any of the events listed above. Unless this lease is terminated by Landlord or Tenant, as aforesaid, this lease shall remain in full force and effect (the parties hereby waive the provisions of any law to the contrary), and Landlord shall repair and restore the Leased Premises as provided in Section 13.1. If, by reason of such fire or other casualty the Building is rendered wholly untenantable, the Fixed Net Rent shall be fully abated, or if only partially damaged, such Fixed Net Rent shall be abated proportionately as to that portion of the Building rendered untenantable, in either event (unless Landlord or Tenant shall elect to terminate this lease as aforesaid) until thirty (30) days after notice by Landlord to Tenant that the Building Premises have been substantially repaired and restored or until Tenant's business operations are restored in the entire Building Premises, whichever shall occur sooner. Tenant shall continue the operation of Tenant's business in the part of the Building Premises not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management.

     13.3 Notwithstanding anything to the contrary provided in
Section 13.2:

          (a)   if Landlord shall give the Fire Termination
Notice to Tenant in the circumstances set forth in Section 13.2, Tenant shall have the right to give Landlord written notice within the thirty (30) day period following Tenant's receipt or refusal of delivery of the Fire Termination Notice, stating that Tenant elects to cause this lease to continue in force and effect notwithstanding the giving of the Fire Termination Notice by Landlord, in which event:

               (i) this lease shall not cease and expire as provided in Section 13.2;

               (ii) Tenant shall proceed promptly and with due diligence, and at its sole cost and expense, to repair and restore the Leased Premises in accordance with the terms, conditions and provisions of this lease (including, without limitation, Article 35 hereof); and

               (iii)  Landlord shall assign to Tenant all of
Landlord's interest in and to the proceeds of insurance referred to in Section 12.2.

     13.4 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any damage by fire or other casualty at the Leased Premises or the Building, or the repair thereof unless caused by Landlord's negligence, willful acts or omissions or breach of this Lease. Landlord will not carry insurance of any kind on Tenant's personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same.
     13.5 Tenant hereby waives the provisions of any current or future law of similar import, and agrees that the provisions of this Article 13 shall govern in lieu thereof.

     13.6 All repairs, replacement and rebuilding which Tenant is obligated to perform under this Article 13 shall be performed subject to the terms, covenants and conditions of this lease
(including, without limitation, Article 35).

     13.7 If, at any time and from time to time, as a result of or in connection with Tenant's failure to comply with all requirements of insurance bodies, or any act of omission or commission by Tenant, or as a result of or in connection with any use to which the Leased Premises is put including, without limitation, the use permitted under this lease, the fire insurance rate(s) applicable to the Building Premises or the Building shall be higher than that which would be otherwise applicable thereto, then, and in any such event, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies in force as shall be attributable to such higher rate(s). Any finding or schedule of an insurance body making fire insurance rates applicable to the Leased Premises shall be deemed to be conclusive for purposes of this Section 13.7.

                                    ARTICLE 14
                                     SELF HELP

     14.1 If an Event of Default shall occur in:

          (a) making any payment required to be made by Tenant under this lease; or

          (b) performing any term, covenant, or condition of this lease on the part of Tenant to be performed,

Landlord may, at its option (but shall not be obligated to do so) and after at least fifteen days prior written notice thereof is given by Landlord to Tenant and for the account of Tenant, make such payment or expend such sum as may be necessary or desirable to perform and fulfill such term, covenant, or condition. Notwithstanding anything to the contrary contained in this Section 14.1, no payment or expenditure made by Landlord pursuant to this
Section 14.1 shall be deemed a waiver of Tenant's default, nor shall the same affect any other remedy of Landlord by reason of such default.

     14.2 Any and all reasonable sums paid or expended by Landlord pursuant to Section 14. 1, as well as any other cost or expense (including attorneys fees, disbursements and court costs) incurred by Landlord in instituting, prosecuting, or defending any action or proceeding instituted by reason of, relating to, or under this lease as to which Landlord shall prevail, shall:

          (a) be repaid by Tenant to Landlord, together with the interest provided for in subsection (b) below, as additional rent under this lease upon Landlord's written demand therefor; and

          (b) bear interest from the date of Landlord's payment or expenditure thereof to the date of Tenant's repayment of the same to Landlord, both dates inclusive, at the rate (herein called the "Lease Rate") of two (2%) percent above the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., from time to time in effect.

     14.3 If:

          (a) Landlord shall default in performing any term, covenant, or condition of this lease on the part of Landlord to be performed hereunder; and

          (b) such default shall continue for a period of thirty (30) days after written notice by Tenant (or, if such default cannot reasonably be cured and remedied within such thirty
(30) day period, if Landlord shall fail to commence the work, or initiate the action, required to cure and remedy such default promptly within such thirty (30) day period and thereafter prosecute such work or action in good faith continuously and diligently to completion),

Tenant may, at its option (but shall not be obligated to do so) and for the account of Landlord, expend such sum as may be necessary or desirable to perform and fulfill such term, covenant, or condition. Notwithstanding anything to the contrary contained in this Section 14.3, no payment or expenditure made by Tenant pursuant to this Section 14.3 shall be deemed a waiver of Landlord's default, nor shall the same affect any other remedy of Tenant by reason of such default.

                                    ARTICLE 15
   BANKRUPTCY, INSOLVENCY, REORGANIZATION, LIQUIDATION, OR DISSOLUTION OF TENANT

     15.1 The occurrence of any of the following at any time during the Term shall constitute and be deemed a material breach of this lease and a default by Tenant, entitling Landlord, at its option and to the extent permitted by applicable law and applicable requirements of public authorities, to cancel and terminate this lease upon giving Tenant a twenty (20) day notice in writing of Landlord's intention so to do, whereupon this lease shall terminate and come to an end at the expiration of said twenty (20) days as if said expiration date were the time originally fixed for the termination of this lease, and Tenant shall quit and surrender the Leased Premises to Landlord:

          (a) the filing of a petition by or against Tenant under this lease under the provisions of the United States Bankruptcy Code, or under the provisions of any other federal or state law of similar import now or hereafter in effect, for an arrangement, reorganization, adjudication of bankruptcy and/or any other relief thereunder (herein collectively called the "Bankruptcy Law");

          (b) the dissolution or liquidation of Tenant under this lease, or the commencement of any action or proceeding by or against Tenant under this lease for its dissolution or liquidation, that shall be other than a voluntary dissolution, liquidation, spin-off, split-off, merger or other similar proceeding pursuant to the United States Internal Revenue Code whereby the assets of Tenant are distributed to its stockholders or to a partnership comprised of any such stockholders;

          (c) the appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of Tenant under this lease or the commencement of any action or proceeding by or against Tenant for such appointment;

          (d) the seizure of the property of Tenant under this lease by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant; or

          (e) the assignment by Tenant under this lease of its property for the benefit of creditors.

However, if any event described in subsection (a), (b), (c), or
(d) occurs and is not voluntarily initiated or commenced by Tenant or on behalf of Tenant, the event in question shall not constitute or be deemed a default hereunder provided that the same is removed, stayed, or remedied by appropriate discharge or dismissal of the action or proceeding concerned, and the discharge of any receiver, trustee, or other judicial custodian appointed for the property of Tenant, within ninety (90) days from the commencement date of such action, proceeding, or appointment.

     15.2 It is stipulated and agreed that, in the event of the termination of this lease pursuant to Section 15.1 hereof, Landlord shall forthwith be entitled to recover from Tenant, as and for liquidated damages in respect of the rent hereunder and in addition to any other damages sustained by Landlord by reason of Tenant's breach of any other covenants of this lease, an amount equal to the difference between:

          (a) the aggregate, for the period that would have constituted the unexpired portion of the Term, but for such termination, of:

               (i)   all Fixed Net Rent; plus

               (ii) all items of additional rent (conclusively presuming that Tenant's Tax Payment, the Building Additional Rent and the other items of additional rent payable under this lease for each year included in such period would have been the same as was payable for the year immediately preceding the termination of this lease); less

          (b) the then fair and reasonable rental value of the Leased Premises for the same period,

such difference being reduced to present value at a rate equal to the yield to maturity percentage or rate for the U.S. Treasury Note or Bond closest in maturity to the then Expiration Date, as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, some other daily financial publication of national circulation). If the Leased Premises, or any part thereof, is re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises so re-let during the term of the re-letting.


                                    ARTICLE 16
                                  DEFAULT CLAUSES

     16.1 Upon the occurrence of any of the following events (herein called "Events of Default"), Landlord shall have the right, at Landlord's option, to terminate this lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises hereunder, by giving Tenant seven (7) days' notice in writing of such termination, whereupon this lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises, shall wholly cease and expire in the same manner, and with the same force and effect, as if the date fixed by such notice were the expiration date of the Term (except that Tenant shall remain liable as provided in Article 17, which shall survive such terminations

          (a) if Tenant shall fail to pay any installment of Fixed Net Rent, any item of additional rent, or any part thereof as and when the same shall become due and payable, and such default shall continue for a period of seven (7) days after written notice by Landlord;

          (b) if Tenant shall violate, fail to comply with, or fail to perform any other covenant, term, or condition of this lease, other than that requiring Tenant's payment of a sum of money, and such default shall continue for a period of thirty (30) days after written notice by Landlord;

          (c) if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereby the Leased Premises shall be taken or occupied, or attempted to be taken or occupied, by someone other than Tenant, and such condition shall continue for a period of thirty (30) days after written notice by Landlord; or

          (d) if Tenant's right, title and interest in this lease, or the estate of Tenant hereunder, shall be transferred or passed to, or devolve upon, any other person, firm, or corporation, except in the manner provided in this lease, and such default shall continue for a period of thirty (30) days after written notice from Landlord.

On or before the expiration of the seven (7) days' termination notice referred to above, Tenant shall immediately quit and surrender the Leased Premises and each and every part thereof to Landlord, and Landlord may enter into or repossess the Leased Premises by summary or other suitable proceedings; provided, that on any monetary default, Landlord shall not have the option to terminate unless the amount of such monetary default exceeds $5,000.00.

          16.2 If any of the events described in subsection (b) of Section 16.1 occurs and is of such a nature that it cannot reasonably be cured and remedied within the applicable notice period, an Event of Default shall not be deemed to exist with respect thereto if Tenant shall:

          (a) commence the work, or initiate the action, required to cure and remedy such event promptly within the applicable notice period; and

          (b) thereafter prosecute such work or action in good faith continuously and diligently to completion.

     16.3 In the event that Tenant shall fail to make any payment of Fixed Net Rent or additional rent required to be paid pursuant to this lease for a period of thirty (30) days after the due date for the payment thereof, the same shall accrue interest from and after such due date and until Tenant's payment thereof at the Lease Rate. In addition to the foregoing interest, as well as in addition to the other remedies available to Landlord for a default by Tenant under this lease and otherwise at law and in equity, in the event that Tenant shall fail to make any payment of Fixed Net
Rent or additional rent required to be paid pursuant to this lease within five (5) business days after the due date for payment, Tenant shall pay to Landlord, as additional rent, in addition to such payment and interest, a charge equal to two (2%) percent of each such late payment in reimbursement for Landlord's administrative and other expenses in connection with handling and processing such Late payment.

     16.4 Nothing contained in Section 14.2, 14.4, or 16.3, or in any other provision of this lease, shall require the payment of interest in excess of the maximum amount permitted by the requirements of public authorities. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, Tenant or Landlord (as the case may be) shall not be obligated to pay such interest in excess of the maximum amount permitted by the requirements of public authorities, the right to demand the payment of any such excess shall be, and hereby is, waived and any such excess interest nonetheless paid (as the case may be):

          (a) to Landlord, shall be promptly applied by Landlord to the rents thereafter becoming due from Tenant under this lease or, if Landlord shall so elect, repaid to Tenant; or

          (b)     to Tenant, shall be repaid by Tenant to Landlord.

However, nothing contained in this Section 16.4 shall be deemed or construed as an agreement or admission that any default charge paid or payable pursuant to this lease, on whatever basis calculated, shall constitute, or be the equivalent of, interest for purposes of any requirement of public authorities. Rather it is the intention of the parties that all such charges be deemed and construed, to the fullest extent permitted by the requirements of public authorities, to constitute default charges and not interest.


                                    ARTICLE 17
                                     REMEDIES

     17.1 In the event that this lease shall be terminated by reason of Tenant's default, whether as provided in Article 16, by summary proceedings, or otherwise, or an Event of Default shall have occurred and be continuing, or the Leased Premises shall be abandoned by Tenant, then:

     (a) Landlord or its agents or representatives may re-enter and resume possession of the Leased Premises, either by summary proceedings or by a suitable action or proceeding at law or otherwise, without being liable for any damages therefor, and no such re-entry by Landlord shall be deemed an acceptance of a surrender of this lease;

          (b) the rent (the aggregate of all Fixed Net Rent and additional rent) shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination, together with such reasonable counsel fees and expenses as Landlord may incur in connection therewith;

          (c) Landlord may, in its own name, but as agent for Tenant (if this lease is not terminated) or on its own behalf (if this lease is terminated):

               (i) relet the whole or any portion of the Leased Premises for any period equal to, or greater or less than, the remainder of the Term, for any sum that it deems reasonable (including free rent concessions), to any tenant that it may deem suitable and satisfactory and for any use and purpose that it may deem appropriate; and

               (ii) in connection with any such reletting, make such changes in the character of the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease, provided, however, that Landlord shall:

               (x) be obligated to use reasonable efforts to relet the Leased Premises and have a duty to mitigate damages; and

               (y) not be required to pay to Tenant any surplus of any sums received by Landlord on a reletting of the Leased
Premises in excess of the Fixed Net Rent and additional rent reserved in this lease;

          (d) Tenant shall pay to Landlord an amount equal to any costs and expenses (including reasonable attorneys' fees, disbursements and court costs) incurred by Landlord in recovering possession of the Leased Premises, as well as all costs and expenses incurred by Landlord for the care of the Leased Premises while vacant, which amounts shall be due and payable by Tenant to Landlord at such time or times as such costs and expenses shall have been incurred by Landlord; and

          (e) provided that Landlord shall not accelerate the Rents payable under this lease as provided in Section 17.2, Tenant shall also pay to Landlord, as damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency for each month of the balance of the Term (if this lease is not terminated) or of the period that would have otherwise constituted the balance of the Term (if this lease is terminated) between:

               (i) the aggregate, with respect to the month in question, of:

               (x)   the Fixed Net Rent; plus

               (y)  all items of additional rent; less

               (ii)   the net amount, if any, of the rents
collected on account of the lease or leases made upon such re-letting of the Leased Premises with respect to the month in question, and, in computing such damages, there shall be added to the deficiency such expenses as Landlord may incur in connection with re-letting, including reasonable legal expenses, attorneys' fees, disbursements and court costs, brokerage and the costs and expenses of keeping the Leased Premises in good order and preparing the same for reletting.

The damages described in subsection (e) shall be paid in installments by Tenant on the rent days specified in this lease, and any suit brought by Landlord to collect the amount of the deficiency for any period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent period by a similar action or proceeding. Nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated by reason of Tenant's default.

     17.2 In lieu of the damages described in subsection (e) of
Section 17.1, Landlord shall, at its sole discretion, be entitled to receive, as liquidated damages, an amount equal to the difference between:

          (a) the aggregate, for the period that would have constituted the unexpired portion of the Term, but for such termination, of:

               (x)   all Fixed Net Rent; plus

               (y) all items of additional rent (conclusively presuming that Tenant's Tax Payment, the Building Additional Rent and the other items of additional rent payable under this lease for each year included in such period would have been the same as was payable for the year immediately preceding Landlord's election to receive such liquidated damages); less

          (b) the then fair and reasonable rental value of the Leased Premises for the same period, such difference being reduced to present value at a rate equal to the yield to maturity percentage or rate for the U.S. Treasury Note or Bond closest in maturity to the then Expiration Date, as reported in The Wall Street Journal (or, if The Wall Street
Journal is no longer published, some other daily financial publication of national circulation). If the Leased Premises, or any part thereof, is re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises so re-let during the term of the re-letting.

     17.3 Landlord, at its option, may make such alterations, replacements and/or decorations in and to the Leased Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises, and the making of such alterations, replacements and/or decorations shall not operate, or be construed, to release Tenant from liability hereunder as aforesaid.

     17.4 In the event that the Leased Premises and/or any portion(s) thereof are re-let, Landlord shall not be liable to Tenant in any respect whatsoever for Landlord's failure, after reasonable efforts, to collect the rent thereof under such re-letting. No such failure shall relieve Tenant's liability for, and obligation to pay, all of the items of damages to which Landlord shall be entitled under this Article 17 or otherwise at law or in equity.

     17.5 In the event of a breach by Tenant of any of the covenants or provisions of this lease, Landlord shall have the right of injunction, as well as to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for, except as otherwise specifically provided herein.

     17.6 Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Nothing contained in this Article 17 shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                    ARTICLE 18
                                     INDEMNITY

     18.1 Tenant, at its sole cost and expense, shall defend, indemnify and hold Landlord harmless against and from any and all liability, fines, suits, claims, demands, damages, actions, costs and expenses of each and every kind or nature whatsoever to the fullest extent permitted by the requirements of public authorities (including reasonable attorneys' fees, disbursements and court costs) due to, or arising out of, any:

          (a) breach, violation, or non-performance of any term, covenant, or condition of this lease on the part of Tenant to be fulfilled, kept, observed, or performed; and/or

          (b) injury to any person or persons (including the death of any person or persons) or damage to any property occurring in, on, or about the Leased Premises at any time during the Term, whether or not such injury or damage is occasioned by the fact of Tenant's use and occupancy of the Leased Premises, by any specific manner of use or occupancy that Tenant may permit or suffer to be made thereof, or otherwise (other than to the extent that the same shall be caused by Landlord's willful wrongful acts, negligence, or breach of this lease).

     18.2 Landlord, at its sole cost and expense, shall defend, indemnify and hold Tenant harmless against and from any and all liability, fines, suits, claims, demands, damages, actions, costs and expenses of each and every kind or nature whatsoever to the fullest extent permitted by the requirements of public authorities (including reasonable attorneys' fees, disbursements and court costs) due to, or arising out of:

          (a) the presence of any Hazardous Materials at or on the Leased Premises, the Tax Premises and/or the Land (excluding, however, any substance or material that was not classified as a Hazardous Material as of the Term Commencement Date, notwithstanding that the same might be classified as a Hazardous Material thereafter), except to the extent arising out of any use of Hazardous Materials by Tenant in violation of any applicable environmental laws;

          (b) any breach, violation, or non-performance of any term, covenant, or condition of this lease on the part of Landlord to be fulfilled, kept, observed, or performed; and/or

          (c) any injury to any person or persons (including the death of any person or persons) or damage to any property occurring in, on, or about the Leased Premises (other than the Leased Premises) at any time during the Term (other than to the extent that the same shall be caused by Tenant's willful wrongful acts, negligence, or breach of this lease).

     18.3 If Landlord or Tenant (as the case may be, herein called the "Indemnifying Party") is required to defend any action or proceeding pursuant to Section 18.1 or 18.2 to which the other (as the case may be, herein called the "Indemnified Party") is made a party, the Indemnifying Party shall do so through counsel reasonably acceptable to the Indemnified Party (provided, however, that counsel selected by the Indemnifying Party's insurance carrier shall be deemed to be acceptable to the Indemnified Party). The Indemnified Party shall cooperate with the Indemnifying Party's counsel in all reasonable respects in connection with resolving the action or proceeding, provided, however, that the Indemnified Party shall not be required to expend any money with respect thereto. The Indemnified Party shall be entitled to participate in such defense, at its election, by counsel of its own choosing and at its own expense, and the Indemnifying Party and its counsel shall consult and otherwise cooperate with the Indemnified Party's counsel in all reasonable respects in connection with such participation, provided that neither the Indemnifying Party nor its counsel shall be required to expend any money with respect thereto. The Indemnifying Party's liability under Section 18.1 or 18.2 shall be reduced by the net proceeds actually collected of any insurance effected by the Indemnifying Party on the risks in question for the Indemnified Party's benefit. However, nothing contained in this
Article 18 shall vary the insurance requirements or other provisions contained in Article 12 (including, without limitation, the release provided for in Section 12.8).

                                    ARTICLE 19
                                 MECHANICS' LIENS

     19.1 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished, or to be furnished, to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to, or otherwise affect, the reversion or other estate or interest of Landlord and/or any superior lessor in and to the Leased Premises or any portion thereof.

     19.2 Tenant covenants that, whenever and as often as any mechanic's lien shall have been filed against the Leased Premises or portion thereof as a result of (or purporting to be as a result of) any labor or materials furnished, or to be furnished, to Tenant upon credit, Tenant shall forthwith take such action, by bonding, deposit, or payment, as will remove or satisfy the lien. If Tenant shall fail to do so within thirty (30) days after Tenant becomes aware of such mechanic's lien, or within such longer time as shall be permitted pursuant to the terms of any superior lease or mortgage, the provisions of Articles 14 and 16 shall apply.

                                    ARTICLE 20
                                   CONDEMNATION

     20.1 If the whole of the Leased Premises, or such part thereof as will render the remainder unusable for the permitted use hereunder, shall be acquired or taken by eminent domain or similar proceedings for any public or quasi-public use or purpose or by private purchase in lieu thereof, then this lease and the Term hereof shall automatically cease and terminate as of the date of title vesting in such proceedings.

     20.2 If fifty (50%) percent or more of the Gross Building Premises Area and/or fifty (50%) percent or more of the Exterior Premises shall be so taken, or if vehicular access to the Exterior Premises shall be taken without provision being made for reasonable equivalent substitute access, then Landlord and Tenant shall each have the right to terminate this lease by thirty (30) days' prior notice given to the other within sixty (60) days after the date of title vesting in such proceeding, and upon the expiration of such thirty (30) day period this lease shall cease and terminate with the same force and effect as though the date set forth in the said notice were the date herein fixed for the expiration of the Term. All rents payable hereunder:

          (a)   with respect to the taken portion of the Leased
Premises, shall be paid by the Tenant up to the earlier of the date of title vesting in such proceeding or the actual taking of possession; and

          (b)   with respect to the untaken portion of the Leased
Premises, shall be paid by Tenant up to the date this lease is terminated.

If any part of the Leased Premises shall be so taken and this lease shall not be terminated, as aforesaid, then this lease and all of the terms and provisions hereof shall continue in full force and effect, except that the Fixed Net Rent, and all additional rent shall each be equitably apportioned and Landlord shall, upon receipt of the award in condemnation make all necessary repairs and alterations (exclusive of Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents) to restore the portion of the Leased Premises remaining to as near its former condition as the circumstances will permit, and the Building Premises to the extent necessary to constitute the portion of the Building Premises not so taken a complete architectural unit, provided, however, that Landlord, in any event, shall not be required to spend for such repairs and alterations an amount in excess of the amount received by Landlord as consequential damages for the portion of the Leased Premises not so taken, and Tenant, at Tenant's expense, shall, at its option, make all necessary repairs and alterations to Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents.

     20.3 As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord as damages from the condemning authority which is free and clear of all prior claims or collections by any superior lessor or the superior mortgagee and less reasonable attorneys' and appraisers' fees and expenses.

     20.4 If this lease is terminated as provided in this Article
20, all rents payable hereunder shall be paid by Tenant up to the date this lease is terminated, and Landlord shall make an equitable refund of any rents payable hereunder paid by Tenant in advance and not earned.

     20.5 In the event of a condemnation or taking for a temporary use or occupancy of all or any part of the Leased Premises for any public or quasi-public use or purpose during the Term, this lease shall be and remain unaffected by such condemnation or taking. Tenant shall continue responsible for all of its obligations hereunder, except to the extent prevented from so doing by reason of such taking, and except that the Fixed Net Rent and additional rent payable hereunder, shall be equitably adjusted. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award, unless the period of temporary use of occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Leased Premises and the portion of any such award allocable to the period following the Expiration Date. Tenant will, at its own expense, restore the Leased Premises to the extent of any award received as nearly as possible to the condition in which it was prior to the condemnation or taking, unless such period extends beyond the Expiration Date.

     20.6 All damages or compensation awarded or paid for any taking other than a taking pursuant to Section 20.5, whether for the whole or a part of the Leased Premises or any part of the Building, shall belong to and be the property of Landlord without any participation by Tenant (except as otherwise set forth in the Loan Agreement), whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Building or in the leasehold estate created hereby or otherwise, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and relinquishes the right to participate in any such condemnation proceedings against the owners of any interest in Building (except as otherwise set forth in the Loan Agreement) provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord, for moving expenses or the value of or damages to, or for the cost of removal of, Tenant's trade fixtures and other personal property which under the terms of this lease would in all events remain Tenant's property upon the expiration of this Term and provided further that no such claim shall diminish or otherwise affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article 20.

                                    ARTICLE 21
                                    ARBITRATION

     21.1 In the event of a dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by a condemnation court arising out of a taking referred to in Article 20 specifically mentioned and provided for in this lease as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Article 21.

     21.2 Landlord and Tenant shall each appoint as an arbitrator a fit and impartial person from a panel proposed by the American Arbitration Association who shall have had at least ten (10) years' recent experience in the area in which the Leased Premises is located in a calling connected with the subject matter of the dispute. Such appointment shall be signified in writing by each party to the other. If either Landlord or Tenant shall fail to appoint an arbitrator as set forth in this Section 21.2 for a period of twenty (20) days after written notice from the other party to make such an appointment, then the arbitrator appointed by the party who shall have made such an appointment shall appoint the second arbitrator.

     21.3 The arbitrators, after being duly sworn to perform their duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted. The arbitration shall be conducted in accordance with law and the award of the arbitrators shall be binding, final and conclusive on the parties. The decision of the arbitrators shall be rendered within thirty (30) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. If, however, the arbitrators shall fail to so render their decision within such thirty (30) day period, such arbitrators shall appoint an umpire, whose determination shall be conclusive. If the arbitrators fail to agree upon the identity of the person to act as umpire, such umpire shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience in the area in which the Leased Premises is located in a calling connected with the subject matter of the dispute.

     21.4 If an umpire is appointed as provided in Section 21.3, the arbitrators and the umpire, after the umpire is duly sworn to perform his or her duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted. The arbitration shall be conducted in accordance with law and the award of the arbitrators and the umpire, to be determined by the majority vote of the arbitrators and the umpire, shall be binding, final and conclusive on the parties. The decision of the arbitrators and the umpire shall be rendered within thirty (30) days after the umpire's appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties.
     21.5 The fees of the umpire, as well as the expenses incident to the proceedings, shall be borne by the party whose position is not upheld in the proceedings (or, if neither party's position is upheld, such fees and expenses shall be borne by the parties equally). The fees of respective arbitrators appointed by the parties and counsel engaged by the parties, and the fees of expert witnesses and other witnesses called or engaged by the parties, shall be paid by the respective party engaging such arbitrators and counsel or calling or engaging such witnesses.

     21.6 Notwithstanding anything to the contrary provided in this Article 21, with respect to any controversy specifically provided in this lease to be resolved by an expedited arbitration, the same shall be heard and resolved by a single arbitrator appointed in accordance with the then Rules of the American Arbitration Association (or successor thereto) who shall render his decision within fifteen (15) days.

                                    ARTICLE 22
                                      SHORING

     22.1 To the extent mandated by the requirements of public authorities, Tenant shall allow an adjoining owner desiring to excavate on its premises, or a governmental authority desiring to excavate a nearby street, to enter onto the Leased Premises and shore up a perimeter wall during such excavation. The party requiring the shoring shall, at its own expense, repair, or cause to be repaired, any damage caused to any part of the Leased Premises because of any excavation, construction work, or other work of a similar nature that may be done on any property adjoining or adjacent to the Leased Premises, and Landlord hereby assigns to Tenant any and all rights to sue for and/or recover against such adjoining owners, or the parties causing such damage, the amounts expended by Tenant pursuant to the provisions of this
Article 22. Notwithstanding the foregoing, however, in the event Landlord performs such excavation, Landlord shall be liable to Tenant for any damages incurred by Tenant as a result thereof, and Landlord shall restore the Leased Premises to its former condition at its sole cost and expense and with the least practicable interruption to Tenant's business.

                                    ARTICLE 23
                               WAIVER OF REDEMPTION

     23.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future requirements of public authorities to redeem the Leased Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejectment. If Landlord shall have acquired possession of the Leased Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this lease.

                                    ARTICLE  24
                                 SECURITY DEPOSIT

     24.1 On the Commencement Date of this Lease by certified or bank check (drawn on a bank that is a member of a New York Clearing House Association), by bank wire transfer or by the issuance of a letter of credit in compliance with the provisions of subparagraph 24.5 below, Tenant shall deposit with Landlord a security deposit of $77,152.00 (the "Security Deposit") which is the equivalent of one (1) month's rent at the annual rate of $4.10 per square foot. The Security Deposit shall be held by Landlord, with liability for interest thereon, as security for the full and faithful performance by Tenant of each and every term covenant and condition of this Lease (including, without limitation, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord) on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord in each instance and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Notwithstanding anything contained herein to the contrary, within 45 days after the second anniversary of the Commencement Date of this lease; provided, Tenant is not in default hereunder, Landlord shall return the Security Deposit to Tenant.

     24.2 If any of the rents reserved in this Lease or any other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, provided Landlord shall have given Tenant any notice of default required to be given Tenant under this Lease, and the period to cure such default, if any, shall have expired without Tenant having cured such default, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or toward any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to the sum required pursuant to this Article 24. Provided the Tenant is not in default the Security Deposit shall be returned in full to Tenant promptly at the end of the lease. At the end of the term of this Lease, Landlord shall make a reasonable determination of any damage done to the Leased Premises by Tenant and retain only the reasonable cost of those repairs and remit the balance to Tenant; provided, no other amounts are due to Landlord under this lease.

     24.3 In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial satisfaction of Landlord's damages.

     24.4 Landlord shall deliver the Security Deposit to the transferee of Landlord's interest in the Leased Premises in the event that such interest be sold or transferred as a condition of such transfer and thereupon Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees.

     24.5 Tenant shall have the right, in lieu of the funds required to be deposited with Landlord pursuant to subparagraph
24.1 of this Lease, to deposit and maintain with Landlord as the Security Deposit referred to in subparagraph 24.1 of this Lease, an irrevocable commercial letter of credit in the aggregate amount of $77,152.00 in form and substance, and issued by a member bank of the New York Clearinghouse Association acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft accompanied by Landlord's sworn statement setting forth a general description of the nature of the default (provided, however, that such bank shall not be under any obligation to confirm the existence of such default or any other fact or circumstance as a condition for Landlord to draw on the proceeds of the letter of credit) without presentation of any other documents, statements or authorizations, which letter of credit shall provide (i) for the continuance of such letter of credit for a period of at least one (1) year from the date of its issuance, (ii) for the automatic extension of such letter of credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit until the end of the term of this lease) unless such bank gives Landlord notice by certified mail, return receipt requested, of its intention not to renew such letter of credit (which notice shall be addressed to Landlord as provided in this lease) not less than thirty (30) days prior to the initial or any future expiration date of such letter of credit and (iii) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such letter of credit and hold and apply the proceeds thereof in accordance with the provisions of this Article 24. Each letter of credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease as provided in this Article 24, and in the event that
(x) any default occurs as provided herein, or (y) Landlord transfers its right, title and interest under this Lease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party and refuses to issue a substitute letter of credit to such third party at no charge to Landlord or such third party, or (z) notice is given by the bank issuing such letter of credit that it does not intend to renew the same, then, in any such event, Landlord may draw on such letter of credit and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article 24.

                                    ARTICLE  25
                            COVENANT OF QUIET ENJOYMENT

     25.1 If, and for so long as, Tenant shall pay the Fixed Net Rent and the additional rent reserved by or payable pursuant to this lease, and shall perform and observe all of the other terms, covenants and conditions herein contained on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms, covenants and conditions of this lease (including the terms of Article 34), and to the ground leases, underlying leases, overriding leases and mortgages referred to in Article 4, subject to Landlord's compliance with the terms and conditions thereof.

                                    ARTICLE  26
                                    NON-MERGER

     26.1    There shall not be a merger of:

     (a) Tenant's interest in this lease or the leasehold estate created hereby;

     (b)   Tenant's other interest, if any, in the Leased
Premises; and/or

     (c) Landlord's right, title and/or interest in or to the Leased Premises or any part thereof,

by reason of the fact that the same person may acquire, own, or hold, directly or indirectly, all or part of the interests or estates described in subsections (a), (b) and/or (c) above, and no such merger shall occur unless and until all persons (including Landlord, Tenant and all mortgagees) having an interest in all of such interests and estates shall join in a written instrument expressly and specifically effecting such merger and shall duly record the same.

                                    ARTICLE  27
                       WAIVER OF COUNTERCLAIM AND JURY TRIAL

     27.1 In the event that:

     (a) Landlord shall commence any summary proceeding or action for nonpayment of rent or of additional rent hereunder; and

     (b) Landlord shall not then be subject to any proceeding under any Bankruptcy Law,

Tenant shall not interpose, and hereby waives its right to interpose, any counterclaim of any nature or description in such proceeding or action (except, however, for any compulsory counterclaims which would be lost to Tenant if not interposed in such proceeding and except in respect of Tenant's right of offset provided herein). The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them or their successors under or connected with this lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupancy of the Leased Premises. Any claims of Tenant not brought as a permitted counterclaim under this Section 27.1 may be brought in a separate action, provided, however, that Tenant shall not move for, any joinder of such separate action with the action commenced by Landlord as aforesaid.

                                    ARTICLE 28
                             ASSIGNMENT AND SUBLETTING

          28.1 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage (except as provided in Section 4.9) or encumber this lease or any right, title, or interest of Tenant in, to and under the same, nor underlet, or suffer or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance (which prior written consent Landlord shall not unreasonably withhold or delay).

If this lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting. Occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of all of the covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

     28.2 Anything contained in Section 28.1 to the contrary notwithstanding, provided that this lease shall then be in full force and effect, Tenant shall have the right without Landlord's consent, at any time and from time to time, to assign this lease, or sublet all or part of the Leased Premises, to:

          (a)   any Tenant's Affiliate; or

          (b) an entity that purchases or acquires all or substantially all of the assets and/or stock of Tenant,

provided, however, that such Tenant's Affiliate shall continue to use the Leased Premises or the portion thereof that shall be sublet thereto (as the case may be) for the purposes permitted under Article 5, and the provisions of Sections 28.3 or 28.4 (as the case may be) shall apply to any such assignment or subletting. Additionally, the provisions of Section 28.1 shall not apply to any merger or consolidation of Tenant with any other corporation or entity, to any reorganization of Tenant, or to the sale of all or substantially an of the assets and/or stock of Tenant, provided, however, that:

               (i)   the successor to Tenant has a net worth
computed in accordance with generally accepted accounting principles at least equal to Fifty ($50,000,000) Million;

               (ii)   notice of such merger, consolidation,
reorganization or sale (as the case may be) shall have been given to Landlord within ten (10) days after the consummation of the same (provided, however, that the cure provisions contained in Section 16.1(b) hereof shall apply in the event that Tenant shall fail to so notify Landlord within such ten (10) day period); and

               (iii) the successor to Tenant shall, at the time of such merger, consolidation, reorganization or sale (as the case may be), and at all times thereafter during the Term, operate the Leased Premises in accordance with the provisions of this lease (including, without limitation, Article 5 hereof).

     28.3 With respect to each and every sublease or subletting, it is agreed that:

          (a) no subletting shall be for a term ending later than one day prior to the Expiration Date of this lease;

          (b) no sublease shall be valid, and no subtenant shall take possession of the Leased Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (c)   each sublease shall provide that:

               (i) it is subject and subordinate to this lease, to all of the terms, covenants, conditions, provisions, agreements and conditions contained herein and to the matters to which this lease is or shall be subordinate; and

               (ii) in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                    (x)   liable for any previous act or omission
of Tenant under such sublease;

                    (y)   subject to any offset, not expressly
provided in such sublease, that theretofore accrued to such subtenant against Tenant; or

                    (z)   bound by any previous modification of
such sublease not approved by Landlord or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due;

          (d) each sublease shall contain provisions containing the same terms, covenants and conditions as those contained in Sections 5.1 and 5.2 of this lease;

          (e)   Tenant shall and will remain fully liable for:

               (i) the payment of the rents due, and to become due, hereunder;

               (ii) the performance of all of the other terms, covenants, conditions, provisions, agreements and conditions contained in this lease on the part of Tenant to be performed; and

               (iii)  all acts and omissions of any licensee,
subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease (and any such violation shall be deemed to be a violation by Tenant); and

          (f) in no event shall any subtenant, or any person claiming through or under Tenant, assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except in accordance with the terms of this Section 28.

The foregoing provisions of this Section 28.3 (other than subsection (c)(ii) above) shall apply in all respects to any licenses or concessions granted by Tenant with respect to the Leased Premises, with such force and effect as if the same were subleases.

     28.4 With respect to each and every assignment or other transfer of this lease (regardless of whether made with or without Landlord's prior written consent), it is further agreed that:

          (a) no such assignment or transfer shall be made unless, and shall not be effective until, the assignee or transferee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, pursuant to which the assignee or transferee shall unconditionally:

               (i) assume the obligations of this lease on the part of Tenant to be performed or observed accruing from and after the date of such assignment; and

               (ii) agree that the provisions in this Article 28 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers;

          (b) Landlord's consent to such assignment or transfer shall not, in any respect, be construed as a waiver of the provisions of this Article 28 as to any proposed assignment of this lease, or any subletting of the Leased Premises, by such assignee or its successors and assigns, and the provisions of this
Article 28 shall survive such consent and continue to be binding upon Landlord and any direct or remote assignee of Tenant;

          (c) notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Net Rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor thereto by assignment or other transfer, shall remain fully liable for the payment of the rents and for the other obligations of this lease on the part of Tenant to be performed or observed; and

          (d) the joint and several liability of Tenant and any immediate or remote successor in interest of Tenant for the timely and faithful performance of all of the obligations of this lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease (except as so extended or modified), but in no event shall Tenant's continued liability exceed the liability that would have existed had this lease continued without any modifications not consented to by Tenant.

                                    ARTICLE 29
                                      NOTICES

     29.1 Any notice, demand, election, or other communication (herein called a "notice") that, under the terms of this lease or under any statute, must or may be given by the parties hereto shall be in writing and shall be given by mailing the same by registered mail, return receipt requested, in a prepaid wrapper, addressed:

          (a) in the case of notices to Landlord, to Landlord at its address above, Attention: Mr. Robert Morris; and

          (b) in the case of notices to Tenant, to Tenant at its address above, Attention, Mr. Paul Xenis with a copy of Haythe & Curley, 237 Park Avenue, New York, NY 10017, Attention: Adam A. Veltri, Esq.

Either Landlord or Tenant may designate, by notice in writing, a new or other address to which notices shall thereafter be given. Any notice given hereunder shall be deemed given, if sent in the manner hereinabove provided, upon the date upon which it shall be received or delivery of the same shall be refused.

                                    ARTICLE 30
                                      BROKER

     30.1 Landlord and Tenant each covenant, warrant and represent that it has not dealt with, nor has it had any conversations or negotiations with, any broker or finder other than Benchmark Associates, Inc. (herein called the "Broker"), concerning the leasing of the Leased Premises, and Landlord covenants to pay a brokerage commission to the Broker pursuant to a separate agreement. In the event of a breach of the foregoing covenant, warranty and representation, the breaching party shall indemnify and save harmless the other party and its agents against and from:

          (a) any and all claims for a brokerage commission or commissions arising out of any alleged dealings, conversations, or negotiations had by the breaching party, or by any other person acting on behalf of the breaching party, with any broker other than the Broker, or any failure on the part of Landlord to pay such commission; and

          (b) all costs, expenses and liabilities incurred in, or in connection with, any such claim, action, or proceeding brought thereon.

If any action or proceeding is brought against the non-breaching party with respect to any such claim, the breaching party, upon notice from the other, shall resist and defend such action or proceeding by counsel chosen by the breaching party and approved in writing by the other. The breaching party or its counsel shall keep the other party fully apprised at all times of the status of such defense.

                                    ARTICLE 31
                      WAIVERS AND SURRENDERS TO BE IN WRITING

     31.1 The receipt of rent by Landlord, with knowledge of any breach of this lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this lease, shall not be deemed to be a waiver of any provision of this lease. No failure on the part of Landlord or Tenant to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by Landlord or Tenant (unless such waiver is in a writing signed by the party purported to have made such a waiver), shall discharge or invalidate such covenant or provision, or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent breach or default. The receipt by Landlord of any rent, any other sum of money, or any other consideration paid by Tenant after the expiration or termination, in any manner, shall not reinstate, continue, or extend the Term, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys to the Leased Premises, nor any other act or thing done by Landlord or any agent or employee during the Term, shall be deemed to be an acceptance of a surrender of the Leased Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender which shall be given by Landlord if surrender is made in accordance with the terms hereof.


                                    ARTICLE 32
                     LANDLORD'S RIGHTS AND REMEDIES CUMULATIVE

     32.1 The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise. All of the rights and remedies of Landlord under this lease or pursuant to present or future requirements of public authorities shall be deemed to be separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them in this lease shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the other rights or remedies that Landlord may have, whether by present or future requirements of public authorities or pursuant to this lease. Landlord shall have, to the fullest extent permitted by requirements of public authorities, the right to enforce any rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings. Except as otherwise provided herein, the rights and remedies of Tenant shall be cumulative.

                                    ARTICLE 33
                           SURRENDER AT THE END OF TERM

     33.1 Tenant shall, on or before the Expiration Date, or on the sooner termination hereof, peaceably and quietly leave, surrender and yield up unto Landlord all and singular the Leased Premises, free of all subtenancies, broom-clean (excluding any debris from a casualty), together with all alterations, additions and improvements that may have been made upon the Leased Premises (except movable furniture, movable personal property, or movable trade and other fixtures put in at the expense of Tenant, or at the expense of any subtenant, subject, however, to the subsequent provisions hereof). All furniture, personal property and trade fixtures property removable pursuant to the provisions of this
Article 33 shall be removed by Tenant on or before the Expiration Date, or on the sooner termination hereof, and all property not so removed shall be deemed abandoned by Tenant, to be disposed of by Landlord, at Tenant's expense, as Landlord considers appropriate. If the Leased Premises are not so surrendered, Tenant shall make good to Landlord all damage that Landlord shall suffer by reason thereof, and shall indemnify Landlord against all claims made by any succeeding tenant against Landlord founded upon delay by Tenant in delivering possession of the Leased Premises to such succeeding tenant, so far as such delay is occasioned by the failure of Tenant to so surrender the Leased Premises.

     33.2 Should Landlord incur any expense in removing any subtenant, or any other person holding by, through, or under Tenant, who has failed to so surrender the Leased Premises, or any part thereof, Tenant shall reimburse Landlord for the reasonable cost and expense (including reasonable attorneys' fees, disbursements and court costs) of removing such subtenant or such person.

     33.3 Tenant shall comply with the Industrial Site Recovery Act, as amended ("ISRA"), and provide Landlord with evidence of the same. If Tenant is not subject to ISRA, it shall deliver a Phase I Environmental Study, at the expense of Landlord, prepared by an environmental consultant acceptable to Landlord three (3) months prior to the end of the Lease Term.

                                    ARTICLE 34
  SALE OR CONVEYANCE OF LEASED PREMISES, LIMITS OF LIABILITY OF LANDLORD
CONSENTS

     34.1 Subject to Section 1.8, the term "Landlord", as used in this lease, means only the owner for the time being of the Leased Premises or, if the Leased Premises shall be subject to a superior lease, the tenant for the time in being under such superior lease, so that, in the event of any sale or other conveyance of the Leased Premises or an assignment of the tenant's interest under such superior lease (as the case may be), the seller, grantor, or assignor (as the case may be) shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter arising (except for any obligations in respect of Landlord's Work), and it shall be deemed and construed, without further agreement between the parties or between the parties and the purchaser or grantee of the Leased Premises or the assignee of the tenant's interest under such superior lease (as the case may be), that such purchaser or assignee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     34.2 If Landlord and/or any successor in interest of Landlord shall be an individual or individuals who are joint venturers, tenants in common, members of a firm, a general or limited partnership, or a corporation, it is specifically understood and agreed that the monetary liability of such individual, or of the members or other principals of such firm, partnership, or joint venture, or of the officers, directors and/or shareholders of such corporation, whether disclosed or undisclosed, in relation to any covenants or conditions under this lease, shall be unconditionally and completely limited to the equity of Landlord in the Leased Premises in the event of a breach by Landlord of any of the terms, covenants and conditions of this lease to be performed by Landlord (except for any breach of any obligations in respect of Landlord's Work). Notwithstanding anything to the contrary provided in this lease, there shall be no personal liability with respect to any of the foregoing persons and/or entities.

     34.3 If either party shall request the other's consent or approval pursuant to any of the provisions of this lease or otherwise, such other party shall not unreasonably withhold or delay such consent, except in those circumstances (if any) in which this lease shall expressly state that a party may withhold its consent in its sole discretion. If either party shall fail or refuse to give, or shall delay in giving, such consent or approval, such other party shall in no event make, or be entitled to make, any claim for damages (nor shall such other party assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by the other party that such party unreasonably withheld or delayed its consent or approval, and both parties hereby waive any and all rights that they may have, from whatever source derived, to make or assert any such claim. The provisions of the foregoing sentence shall not apply to any request by Tenant for Landlord's approval of an assignment of, or subletting under this lease. In connection therewith, Tenant shall be entitled to claim, seek and prove whatever damages to which Tenant might be entitled as a consequence thereof. Except as otherwise expressly set forth in the preceding sentences relating to consents to proposed assignments of this lease or sublettings thereunder, a party's sole remedy for any failure, refusal, or delay of the other party to give its consent under this lease shall be an action for a declaratory judgment, specific performance, or injunction in an expedited arbitration conducted in accordance with the provisions of Paragraph 21. Additionally, in no event shall Tenant be entitled to any setoff, abatement, suspension, or deduction of or against the Fixed Net Rent, additional rent, or any other sums payable by Tenant to, or on behalf of, Landlord under this lease, nor shall Tenant have any right to terminate this lease, nor shall the obligations of Tenant under this lease be otherwise affected, as remedy for, or otherwise as a result or consequence of, any such denial of Landlord's consent or approval.

                                    ARTICLE 35
                                    ALTERATIONS

     35.1 Tenant shall not, without the prior written consent of Landlord, make any structural alterations, installations, additions, improvements or changes to the Building or to the exterior facade of the same, or any material alterations, installations, additions, improvements, or changes to the Exterior Premises. However, Tenant may make non-structural alterations, installations, additions or improvements in or to the interior of the Building, provided, however, that this lease shall then be in full force and effect and such alterations, installations, additions, or improvements do not affect, in any material respect the exterior of the Building or the utility or other systems or equipment of the same.

     35.2 Any alterations, additions, installations or improvements to be made by Tenant in or to the Leased Premises and the equipment and installations servicing the same (including, without limitations Tenant's Fixturing Work), except as otherwise provided, shall be performed upon, and subject to, the following terms and conditions (in addition to the other terms and conditions pertaining thereto contained elsewhere in this lease):

          (a) Tenant shall comply with all of the requirements of public authorities and all of the requirements of insurance bodies, and Tenant shall have procured and paid for, so far as the same may be required, all certifications, permits, authorizations and approvals from all public authorities and all insurance bodies;

          (b) prior to commencing any such work, Tenant, shall, at its own cost and expense:

               (i) unless such work shall be of a nature and degree that shall not require Landlord's prior written consent thereto pursuant to the provisions of this Article 35, submit to Landlord, for its prior written approval, all plans and specifications therefor;

               (ii) deliver to Landlord original copies of all certifications, permits, authorizations and approvals of all public authorities and all insurance bodies that shall be required in connection with such work;

               (iii) deliver to Landlord an endorsement of Tenant's policy of comprehensive general liability insurance referred to in Article 12 of this lease, covering the risk during the course of performance of such work, together with proof of payment for such endorsement, which policy, as so endorsed, shall protect Landlord in the same amounts against any claims or liability arising out of such work, and Tenant or Tenant's contractors shall obtain Workmen's Compensation Insurance to cover all persons engaged in such work;

               (iv) if the cost of performing the work shall exceed $250,000.00 or shall require the filing of a building alteration notice or other similar filing with any public authority, post with Landlord a payment and performance bond, in a form and having content reasonably acceptable to Landlord in an amount equal to the anticipated cost and expense of performing the work (but in no event less than $250,000.00) to insure the diligent completion of the work and the filing of any required notices or certificates with respect to the work, as well as with respect to the completion of same, with all public authorities and insurance bodies (provided, however, that such bond shall not be required if, at the time in question, Tenant meets the net worth test set forth in Section 12.9), which bond shall be released by Landlord to Tenant only after all of the following events have occurred:

                    (x)   all of the work has been substantially
completed, and the time thereafter within which liens arising out of the work may be filed lawfully against the Building has expired without any such liens having been filed;

                    (y)   a general release and waiver of lien
has been obtained from Tenant's general contractor, as well as from each subcontractor and materialman engaged by Tenant directly or indirectly in connection with the work or any part thereof, and original signed counterparts of all such releases and waivers have been delivered to Landlord; and

                    (z)   any required amended certificate of
occupancy, or other form of acknowledgment of satisfactory completion of the work, has been issued by all public authorities, and an original copy of the same has been delivered to Landlord;
and

               (v) reimburse Landlord for the actual out of pocket fees and expenses of Landlord architect and engineer in connection with their study and review of Tenant's plans and specifications;

          (c)   all such work shall be prosecuted:

               (i)   with reasonable dispatch;

               (ii) in substantially conformity with the plans and specifications submitted to, and approved in writing by, Landlord pursuant to subdivision (b) hereof, to the extent the same is required under this lease; and

               (iii)   only with the use of new first class
materials and supplies, or such materials and supplies comparable to those replaced;

          (d) except as otherwise expressly provided for herein, the cost of such work shall be paid by Tenant in cash or its equivalent, so that the Leased Premises and the Building shall at all times be free of liens for labor and materials supplied in connection with such work;

          (e) notwithstanding anything herein contained to the contrary, Tenant shall make all repairs to the Leased Premises and the Building necessitated by such work, shall keep and maintain in good order and condition all of the installations in connection with such work, and shall make all necessary replacements thereto; and

          (f) within a reasonable period of time after the completion of such work, Tenant shall, to the extent applicable, deliver to Landlord a complete set of "as-built" plans and specifications for the Leased Premises, showing such alterations, additions, installations and/or improvements, or such plans as Tenant may have in its possession.

Landlord's review and approval of Tenant's plans and specifications shall be solely for the purpose of determining the acceptability to Landlord (aesthetically and otherwise) of the work shown thereon, and not for the purpose of determining whether the same comply with the requirements of public authorities, whether the same are structurally sound, or whether the same are free from defects in specified materials or design, all of which shall be Tenant's sole responsibility. However, Landlord reserves the right (but does not accept any obligation) to reject Tenant's plans and specifications in the event that Landlord shall reasonably determine that the same shall not so comply, that the same shall not be structurally sound, or that the same is defective in specified materials or design, which rejection shall be in writing and shall describe, in reasonable detail, the aspects of Tenant's plans and specifications that render the same in non compliance with the requirements of public authorities, not structurally sound, or defective.

     35.3 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 35 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute, violate Landlord's union contracts affecting the Leased Premises, and/or the Building, or interfere with the business of Landlord or any other tenant or occupant of the Leased Premises or the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its rights pursuant to the provisions of this Article 35 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction without additional notice.

     35.4 Any and all alterations, additions and improvements made with respect to, or placed upon, the Leased Premises by Tenant, as well as all fixtures and articles of personal property attached to, or used in connection with, the Leased Premises, shall become, be and remain the property of Tenant for the term of this lease, but shall become the property of, and surrendered to, Landlord at the end or other termination of this lease, provided, however, that the movable furniture, movable personal property and movable trade or other fixtures put in at the expense of Tenant or any subtenant that, pursuant to the provisions of Article 33 hereof may be removed by Tenant, or by any subtenant, at or before the Expiration Date or sooner termination of this lease, shall not be deemed to be attached to the freehold nor the property of, nor surrendered to, Landlord.

                                    ARTICLE 36
                           PARTIES TO FURNISH STATEMENTS

     36.1 Either party shall, within twenty (20) days after the written request of the other party, of any potential purchaser of the Leased Premises, of any potential assignee of this lease or subtenant hereunder, of any superior lessor, of any potential superior lessor, of any superior mortgagee, or of any potential superior mortgagee, furnish a written statement, duly acknowledged, substantially in the form of Exhibit "E" annexed hereto, of the following items:

          (a)   the amount of Fixed Net Rent and (as to
statements issued by Tenant only) additional rent due, if any;

          (b) whether this lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications);

          (c) whether, to the best knowledge and belief of the party giving such statement, the other party is in default;

          (d) whether, to the best knowledge and belief of the party giving such statement, there are any offsets or defenses or conditions existing that could give rise to any offsets or defenses;

          (e) whether the party giving such statement has given the other party any notice of default under this lease, and, if given, whether the default set forth therein remains uncured;

          (f) whether, as of the date of such notice, Tenant shall have effectively exercised the First Extension Right, the Second Extension Right, the Third Extension Right and /or the Fourth Extension Right and shall set forth the then date of the Expiration Date; and

Any such statement shall be for the sole benefit of the party hereunder to which such statement is given or its assigns, such potential assignee or subtenant, such superior lessor, such potential superior lessor, such superior mortgagee, or such potential superior mortgagee requesting the same or its assigns, and shall have no effect, as an estoppel or otherwise, with respect to any third party.

     36.2 Upon the failure of either party to furnish any such statement within the said twenty (20) day period, it shall be conclusively presumed that this lease is in full force and effect and that there are no defaults by the other party hereunder.

                                    ARTICLE 37
                                ACCESS BY LANDLORD

     37.1 Landlord, or Landlord's agents or representatives, shall have the right, upon reasonable prior notice from Landlord (except in an emergency, in which event no notice shall be necessary) to enter the Leased Premises or any part thereof at a specified time during business hours at any time and from time to time during the Term:

          (a) to inspect or exhibit the same to prospective purchasers and/or mortgagees of any interest in the Leased Premises, and, during the one (1) year period next preceding the Expiration Date, to inspect or exhibit the same to prospective tenants; and

          (b)   for the purpose of making any repairs,
replacements or improvements as may be provided for under this lease or as Landlord may otherwise deem necessary.

If, at any time, by reason of an emergency condition an entry shall be deemed necessary for the protection of the Leased Premises or any portion thereof, whether for the benefit of Tenant or not, Landlord, or Landlord's agents or representatives, may enter the Leased Premises or any portion thereof to accomplish such purposes and Landlord shall repair all damage caused thereby. Landlord shall have the right to bring and store materials, tools and equipment in and upon the Leased Premises that may be required for such repair, replacement or improvement or for correcting an emergency condition without liability to Tenant and without the same constituting an actual or constructive eviction. Subject to the terms hereof, Landlord shall in no event be liable for any inconvenience, disturbance, loss of business or other damages to Tenant by reason of the performance by Landlord of any work in or about the Leased Premises, for correcting any emergency condition or for bringing or storing materials, tools and equipment into or upon the Leased Premises during the course thereof, and subject to the terms hereof, the obligations of Tenant hereunder shall not be affected thereby in any manner whatsoever, nor shall the same constitute any grounds for an abatement, suspension, deferment or reduction of the Fixed Net Rent, additional rent or other sums payable under this lease. Notwithstanding the foregoing, Landlord agrees to use all reasonable efforts not to interfere with the operation of Tenant's business in the Leased Premises, provided, however, that Landlord shall not be required to perform any such work on an overtime or premium time basis unless requested by Tenant in writing, in which event Tenant shall reimburse Landlord for the additional cost and expense of the same as additional rent, from time to time, within ten (10) days after Tenant's receipt of a demand or demands therefor.

     37.2 The provisions contained in this Article 37 are not intended to create or increase, and are not to be construed as creating or increasing, any obligations on Landlord's part hereunder.

                                    ARTICLE 38
                                     SPRINKLER

     38.1 Anything elsewhere in this lease to the contrary notwithstanding, if any public authority or insurance body shall require or recommend the installation of a sprinkler system beyond that included in Landlord's Work or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said insurance body or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, unless such installations, changes, modifications, or alterations shall be required by reason of the failure of the sprinkler system to have complied, on the Commencement Date, with the requirements of public authorities then applicable thereto or otherwise with the requirements for Landlord's Work, in which case, Landlord shall be responsible for all costs and expenses incurred in connection therewith.

                                    ARTICLE  39
                    COVENANTS BINDING ON SUCCESSORS AND ASSIGNS

     39.1 The covenants, agreements, terms, provisions and conditions contained in this lease shall apply to, inure to the benefit of and be binding upon Landlord, Tenant and their respective successors and assigns, except as expressly otherwise hereinbefore provided.

                                    ARTICLE  40
                          ENTIRE AGREEMENT, MODIFICATIONS

     40.1 This lease, contains the entire agreement between the parties, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

                                    ARTICLE  41
                                UNAVOIDABLE DELAYS

     41.1 If Landlord shall be delayed in punctually performing any obligation on its part to be performed under this lease as a result of any strike, lockout, labor dispute, inability to obtain labor or materials (or reasonable substitutes therefor), acts of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of Landlord (except for financial condition or the ability to obtain financing), then the time to perform such obligation shall be extended by the delay reasonably shown to have been caused by such condition. The provisions of this Section
41.1 shall not apply to Section 1.2, as to achievement of Substantial Completion.

     41.2 If Tenant shall be delayed in punctually performing any obligation on its part to be performed under this lease (other than its obligation to pay the Fixed Net Rent, as the case may be, reserved hereunder, or any item of additional rent payable by Tenant pursuant to this lease, as and when the same shall become due and payable in accordance with the strict terms hereof) as a result of any strike, lockout, labor dispute, inability to obtain labor or materials (or reasonable substitutes therefor), acts of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of Tenant (except for financial condition or the ability to obtain financing), then the time to perform such obligation shall be extended by the delay reasonably shown to have been caused by such condition.

                                    ARTICLE 42
                   CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

     42.1 As the same are used in this lease, the following terms shall have the following meanings:

          "Additional Construction Related Costs" shall mean the aggregate amount of any and all additional costs and expenses, of whatever nature (including, without limitation, both so-called "hard costs" and so-called "soft cost"), that are directly or indirectly incurred and/or sustained by Landlord in connection with, or resulting from, any change in the approved Landlord's Working Drawings made by Landlord at the request of Tenant pursuant to Section 3.4 and/or any uncured breach by Tenant of the provisions of Section 3.8. As examples of the breadth of the items intended by the parties to be included in the foregoing definition, but without intention to limit the generality of the same in any respect, such additional costs shall include, if so incurred and/or sustained by Landlord, any or all of the following costs and/or expenses:

          (a) any and all of the additional costs and expenses that are directly or indirectly incurred and/or sustained by Landlord for the preparation of revisions to any plans and specifications (including, without limitation, Landlord's Working Drawings) with respect to the construction of any portion of the Leased Premises;

          (b) any and all of the additional costs and expenses that are directly or indirectly incurred and/or sustained by Landlord for the amendment of building permits, licenses and the like, as well as in otherwise complying with the requirements of public authorities and the requirements of insurance bodies, with respect to the construction of any portion of the Leased Premises;

          (c) any and all of the additional costs and expenses that are directly or indirectly incurred and/or sustained by Landlord with respect to the actual construction of any portion of the Leased Premises, including, without limitation, any additional general contractor's fee and/or project manager's fee in connection with the same;

          (d) any and all of the additional costs and expenses that are directly or indirectly incurred or sustained by Landlord with respect to the financing of the construction of any portion of the Leased Premises and/or the closing of any permanent financing in connection with the same, including, without limitation:

               (i)   any difference between:

                    (x)   the amount of interest and/or other
charges payable by Landlord to its construction lender during any period when such construction would have been completed but for, directly or indirectly, such change in the approved Landlord's Working Drawings and/or such breach by Tenant; and

                    (y)   the amount of interest that otherwise
would have been payable during such period under Landlord's permanent financing; and

               (ii) any and all other costs and expenses that are directly or indirectly incurred or sustained by Landlord in connection with any delay in the closing of Landlord's permanent financing, including, without limitation, any interest rate differential with respect to such permanent financing, any additional commitment or commitment extension fees, any costs associated with one or more lost or lapsed commitments and the like provided that Tenant shall not be obligated for the costs in this subparagraph (d), unless the delay associated with such AdditionalConstruction Related Costs exceeds five (5) business days; and

          (e) any and all of the additional costs and expenses that are directly or indirectly incurred or sustained by Landlord with respect to the leasing of any portion of the Leased Premises, including, without limitation, if Landlord shall be delayed in receiving any of the rents otherwise payable under any such leases, interest on such rents for the period of such delay at the same interest rate or rates as are then payable under Landlord's financing of the Leased Premises.

          "Hazardous Material" shall mean any flammable, explosive, or radioactive material, hazardous or toxic substance or material, asbestos or material containing asbestos, or any other substance or material defined or generally recognized as hazardous or toxic by any requirements of public authorities, including, without limitation:

          (a) those materials or substances included within the definitions of "hazardous substances", "hazardous materials", "toxic materials", "toxic substances", or "solid waste" in:

               (i)   the Comprehensive Environmental Response
Compensation and Liability Act of 1980, 42 USC section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613);

               (ii) the Resource Conservation and Recovery Act of 1976, 42 USC section 6901 et seq.;

               (iii)  the Toxic Substances Control Act, 15 USC
section 2601 et seq.,the Hazardous Materials Transportation Act, 49 USC section 1801 et seq.;

               (iv)  any amendments to, and regulations
promulgated under, said requirements of public authorities, all as amended; and

               (v) any other similar environmental or public health requirement of public authority;

          (b) those materials or substances listed as hazardous substances in the United States Department of Transportation
Table, 49 CFR 172. 101 (and amendments thereto) or by the
Environmental Protection Agency (or any successor agency) in 40
CFR Part 302 (and any amendments thereto);

          (c) any material, waste, or substance that contained or is derived from:

                    (i)   petroleum or petroleum products;

               (ii)  asbestos;

               (iii)   polychlorinated biphenals;

               (iv)   substances designated as a "hazardous
substance" pursuant to Section 311 of the Clean Water Act, 33 USC section 1251 et seq. (33 USC section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 USC section 1317);

               (v) flammable explosives; or (vi) radioactive materials;
          (d) any storm water or other waste water discharge regulated under any requirement of public authority relating to point or non-point source discharges, including, without limitation, Section 402(p) of the Clean Water Act (33 USC section 1342) and the regulations promulgated thereunder, all as amended; and

          (e) such other substances, materials and wastes that are regulated or defined as hazardous or toxic under any applicable requirement of public authorities.

     "Requirements of insurance bodies" and words of similar import shall mean the rules, regulations, orders, directives, recommendations and/or other requirements of any insurance rating organization having jurisdiction over the Leased Premises.

     "Requirements of public authorities" and words of similar import shall mean:

          (a) all laws and ordinances of any or all of the federal, state, city, county and borough governments;

          (b) the rules, regulations, orders and/or directives of any and all departments, subdivisions, bureaus, agencies, or offices thereof, or of any other governmental, quasi governmental, public, or quasi-public authorities having jurisdiction over the Leased Premises; and/or

          (c) the direction of any public officer pursuant to law.

     "Tenant's Affiliate" shall mean any corporation, partnership or other entity:

          (a) which, directly or indirectly, controls, is controlled by, or under common control with, Tenant; or

          (b)   into or with which Tenant is merged or
consolidated.

     "Term" shall mean the Initial Term and, if all of the conditions set forth in Section 1.4 shall be satisfied and Tenant shall have exercised the First Extension Right, the First Extension Period and, if all of the conditions set forth in
Section 1.5 shall be satisfied and Tenant shall have exercised the Second Extension Right, the Second Extension Period and, if all of the conditions set forth in Section 1.6 shall be satisfied and Tenant shall have exercised the Third Extension Right and, if all of the conditions set forth in Section 1.7 shall be satisfied and Tenant shall have exercised the Fourth Extension Right.

     42.2 In construing or interpreting the provisions of this lease, the following rules shall apply:

          (a) This lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New
Jersey, to the extent that the same are not inconsistent with the rules of construction or interpretation stated herein.

          (b) Any reference to this lease being "in full force and effect", or words of similar import, when used in this lease as a condition to the existence or exercise of a right or option on the part of Tenant, shall be construed, in each instance, as including the further condition that, at the time in question, no Event of Default has occurred. However, if, prior to the expiration of such period of time, Tenant shall commence an action or other proceeding in a court of appropriate jurisdiction to challenge, in good faith, the happening or continuance of such an event, or Landlord's characterization of such event as an event as would entitle Landlord to terminate this lease or dispossess Tenant, such period of time shall be tolled for so long as Tenant pursues such action or proceeding diligently and in good faith until such action or proceeding shall be concluded.

          (c) Any reference to the "obligations of this lease", and words of like import, shall be construed to refer to the covenants to pay Fixed Net Rent (or the Reduced Fixed Net Rent, as the case may be) and additional rent under this lease and all of the other covenants, conditions and agreements contained in this lease, whether to be performed by Landlord or Tenant. Any provisions in this lease that one party, the other party, or both shall do, shall not do, or shall cause or permit, or not cause or permit, a particular act, condition, or circumstance shall be construed to mean that such party so covenants or both parties so covenant, as the case may be.

          (d)   Any reference to "Tenant's obligations
hereunder", and words of like import, and "Landlord's obligations hereunder", and words of like import, shall be construed to refer to the obligations of this lease that are to be performed or observed by Tenant or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as including both performance and observance.

          (e) Any reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant", or words of like import, shall be construed to mean that Tenant is not entitled to terminate this lease, to claim actual or constructive eviction (whether partial or total), to receive any abatement or diminution of rent, to be relieved in any manner of any of its other obligations hereunder, to be compensated for loss or injury suffered, or to enforce any other kind of liability whatsoever against Landlord under, or with respect to, this lease, or with respect to Tenant's use or occupancy of the Leased Premises.

          (f) Any reference to the "termination of this lease", or words of similar import, shall be construed to include the expiration or earlier termination of the term of this lease, or the cancellation of this lease pursuant to any of the provisions of this lease or according to the requirements of public authorities. Upon a termination of this lease, the term and estate granted by this lease shall end at midnight of the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination, except:

               (i) as shall expressly be provided for in this lease;

               (ii) for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this lease may be, performed after such termination;

               (iii) unless otherwise expressly provided in this lease, as to any liability for a payment that shall have accrued to, or with respect to, any prior period ending at the time of termination; and

               (iv) for Landlord's liability for repayment of the Loan pursuant to the terms and conditions of the Loan
Agreement and all other applicable documents (if the same shall not theretofore have been repaid),

     all of which exceptions shall survive the termination of this lease.

          (g) Any reference to an "assignee", a "subtenant", a "successor in interest", or other words of similar import, shall not be construed under any circumstances to grant Tenant any rights, not herein specifically set forth, to assign this lease, sublet all or a portion of the Leased Premises, or otherwise to transfer, assign, grant, create, or vest in any third party any rights in the Leased Premises and/or the leasehold estate created hereby.

          (h) Any reference to "agents, employees or visitors", or any combination thereof or addition thereto, shall be deemed to include agents, employees, servants, licensees, representatives, contractors, visitors, invitees and the like, unless otherwise expressly mentioned in the context.

          (i) The terms "include", "including" and "such as" and words of similar import shall each be construed as if followed by the phrase "without being limited to".

          (j) The term "mortgage" shall be construed to include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall be construed to include such a trustee.

          (k) The term "repair" shall be construed to include such replacement of parts as may be necessary to achieve and/or maintain good working order and condition.
          (l) The terms "herein", "hereof', "hereby", "hereunder" and words of similar import shall be construed to refer to this lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated.

          (m) The captions of this lease and the table of contents preceding this lease are for convenience and reference only, and are not intended in any way to define, limit, or describe the scope or intent of this lease, nor in any way affect this lease.

          (n) All the provisions of this lease shall be deemed and construed to be conditions" as well as "covenants", as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

          (o) Words of any gender in this lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

          (p) The rule of ejusdem generis shall not be applicable to limit a general statement (whether preceding, following, or referable to an enumeration of specific matters) to matters similar to the matters specifically mentioned.

          (q) If, and to the extent that, a provision of this lease shall be unlawful or contrary to public policy, the same shall not be construed to invalidate the other provisions of this lease.

          (r) Nothing contained in this lease shall be construed as creating a partnership, a joint venture, or any other business or other relationship between Landlord and Tenant, other than the relationship of landlord and tenant, nor shall anything set forth in this lease be construed in any manner as making Landlord liable for the debts, defaults, obligations and/or losses of Tenant.

          (s) The provisions of this lease shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this lease be conclusively deemed to be the joint product of both parties and their counsel.

                                    ARTICLE 43
                                SHORT FORM OF LEASE

     43.1 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording, for the sole purpose of giving record notice of the Initial Term under this lease, in the form annexed hereto as Exhibit G. Tenant shall have the right to file additional memorandum to evidence the existence of an extension under Sections 1.4, 1.5, 1.6 or 1.7 upon the exercise of such extension. The party requesting that such memorandum be recorded shall pay the recording charges for the same. Should a memorandum be filed by either Landlord or Tenant prior to the Term Commencement Date, Landlord and Tenant shall file an amended and restated memorandum within ten (10) days after the Term Commencement Date to reflect the Term Commencement Date therein.

     43.2 In the event that a memorandum with respect to this lease shall be recorded, Tenant shall, promptly after Landlord's written demand given at any time after this lease shall terminate or expire, execute in recordable form and return to Landlord such instrument or instruments as shall reasonably be required to reflect or evidence such termination or expiration of record, even though any such memorandum shall, by its terms, automatically terminate if the Term Commencement Date does not occur or at the end of the Initial Term or any extension thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Lease as of the day and year first above written.

                              MORRIS COMPANIES, INC.


                              By: ______________________________
                                  Robert Morris, Vice President


                              GUEST SUPPLY, INC.

                              By: ______________________________
                                  Paul Xenis, Vice President - Finance


                            EXHIBITS TO LEASE AGREEMENT
                           DATED MARCH 16, 1995 BETWEEN
                      THE COMPANY AND MORRIS COMPANIES, INC.



EXHIBIT A      Site Description

Blueprints for the site containing the building to be constructed.


EXHIBIT B      Floor Plan

Blueprints for the floor plan of the building to be constructed.


EXHIBIT C      Permitted Encumbrances


1.   A first mortgage not to exceed $8,500,000.00
2.   Subject to easements as set forth on Filed Map No. 5134 File
     No. 975.
3. Subject to utility easement to J.C.P. & L. as set forth in Deed Book 1002, Page 295 and Deed Book 1002, Page 292.
4.   Subject to Deed of Declaration Protective Covenants
     Joseph D. Morris and Robert Morris, a New Jersey General
     Partnership as set forth in Deed Book 3611, page 516.
5.   Subject to rights of others in and to Kennedy Drive and Main
     Street.
6.   Subject to rights of Conrail for drainage and slope rights.
7.   Statement of Facts on Survey dated February 2, 1995 by
     Michael L. Roman.
8.   Subject to easement of water line as set forth in Deed Book
     3358 page 766.
9. Subject to easements, restrictions, terms and conditions as set forth in Deed Book 1957 page 39.
10.  Subject to easements for sewer line as set forth in Deed Book
     2006 page 440.
11. Subject to 50 foot wide easement for use and subject to rental agreement as set forth in Deed Book 2017 page 202.
12.  Subject to sewer easement as set forth in Deed Book
     2225 page 297.
13. Subject to utility easement as set forth in Deed Book 2346 page 477.
14. Subject to utility easement as set forth in Deed Book 2570 page 1175.
15.  Subject to right of way agreement as set forth in Deed Book
     2572 page 28.
16. Subject to rights of others in Haul Road as set forth in Deed Book 3577 page 730.
17.  Subject to 50 foot wide easement by Middlesex County
     Sewerage Authority as set forth in Deed Book 3577 page 730.
18.  Subject to slope and drainage rights in favor of The Garden
     State Parkway Authority.
19.  Subject to Deed of Declaration, Easement and Protective
     Covenant to be filed by Landlord for the purpose of installing a detention pond, drainage swale and sewer line on the Leased
     Premises (at Landlord's sole cost and expense) that provides for the allocation of the costs to maintain and replace said facilities among the users of the same (the Leased Premises and Block 330.05, Lot 1.04) based on building square footage of the user as compared to total building square footage of all users to be in form reasonably satisfactory to Landlord and Tenant.

Provided that none of the above encumbrances unreasonably interfere with the use and occupancy of the Leased Premises as contemplated hereunder.

EXHIBIT D      Specifications

Summary of the required specifications to be followed or adhered to by the developer in the construction of the new building.


EXHIBIT E      Estoppel Certificate

Copy of the Estoppel Certificate.


EXHIBIT F      Construction Schedule

Copy of proposed construction schedule.


EXHIBIT G      Tenant Fixturing Work

Summary of the fixture required in the building by the Company.



EXHIBIT H      Form of Non-Disturbance

Copy of the non-disturbance agreement between


EXHIBIT I

Form of Memorandum of Lease